UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.          )

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☐	Soliciting Material Pursuant to §240.14a-12

BUNGE LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual General Meeting of Shareholders and 2009 Proxy Statement

April 3, 2009

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 3, 2009

Dear Shareholder:

        You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Friday, May 8, 2009 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City.

        The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

        Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. You may also appoint your proxy by telephone or the internet by following the instructions included with the proxy card. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.

        On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

Alberto Weisser Chairman of the Board of Directors and Chief Executive Officer

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.

April 3, 2009

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Bunge Limited's 2009 Annual General Meeting of Shareholders will be held on May 8, 2009 at 10:00 a.m., Eastern time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

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  Proposal 1—the election of the four directors named in the proxy statement to our Board of Directors;

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  Proposal 2—the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009 and the authorization of the audit committee of the Board of Directors to determine the independent auditors' fees;

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  Proposal 3—the approval of our 2009 Equity Incentive Plan.

        Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' report for the fiscal year ended December 31, 2008, copies of which can be found in our 2008 Annual Report that accompanies this notice.

        March 16, 2009 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

        Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. You may also appoint your proxy by telephone or the Internet by following the instructions included with your proxy card. We must receive your proxy no later than 11:59 p.m., Eastern time, on May 7, 2009.

        You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

        By order of the Board of Directors.

James Macdonald Assistant Secretary

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INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Bunge has sent these proxy materials to you because Bunge's Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 8, 2009. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge's 2008 Annual Report, which includes Bunge's 2008 Annual Report on Form 10-K, is enclosed with these materials. Proxy materials, including this proxy statement, were first released to shareholders on or about April 3, 2009.

Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on March 16, 2009, the record date for the Annual General Meeting.

Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 16, 2009 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?	Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 16, 2009, there were 122,009,577 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Bunge intends to present proposals numbered one through three for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• the election of the four directors named in this proxy statement;
• the appointment of Deloitte & Touche LLP as our independent auditors and authorization of the audit committee of the Board to determine the auditors' fees;
• the approval of the 2009 Equity Incentive Plan.

Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders' check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m., Eastern Time, and the Annual General Meeting will begin at 10:00 a.m., Eastern Time.

How do I vote?	You can exercise your vote in the following ways:
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By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you appoint your proxy by telephone or the Internet, you may only appoint the designated proxies. If you are a beneficial shareholder, please check your voting instruction card or contact your bank or broker to determine whether you will be able to instruct your bank or broker by telephone or the Internet as to how to vote on your behalf.
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By Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can instruct your bank, brokerage firm or other nominee to vote by following the instructions on your voting instruction card.
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At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.
Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to complete and submit your proxy or voting instructions as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card but do not indicate instructions for voting, your common shares will be voted "FOR" each of the proposals set forth in this proxy statement and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my proxy?	You may change or revoke your proxy at any time before it is exercised in one of four ways:
	•	Notify our Assistant Secretary in writing before the Annual General Meeting that you are revoking your proxy;
	•	Use the telephone or the Internet to change your proxy;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
	•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Assistant Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.
What does it mean if I receive more than one set of proxy materials?
It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of proxy materials, including our 2008 Annual Report and this proxy statement, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge's common shares, your broker, bank or other nominee may deliver only one copy of the proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2008 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and 2008 Annual Report should submit their request to Bunge's Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit our website at www.bunge.com, click on the "Investor Information—Electronic Delivery Enrollment" links and follow the instructions provided.
What constitutes a quorum?
Two or more persons present in person at the start of the meeting and representing in person or by proxy more than one-half of the paid-up share capital entitled to vote at the Annual General Meeting form a quorum for the conduct of business at the Annual General Meeting.
What vote is required in order to approve each proposal?	The affirmative vote of a majority of the votes cast on the proposal is required to approve each of the proposals.

Any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.

Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card

        Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on May 7, 2009. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on May 7, 2009. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

        We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE

Board Composition and Independence

        Our Board currently consists of eleven directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Bunge's bye-laws provide that no more than two directors may be employed by Bunge or its subsidiaries.

        The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the New York Stock Exchange ("NYSE"), to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge, including those reported under "Certain Relationships and Related Party Transactions," in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the "Investor Information—Corporate Governance" section of our website, www.bunge.com.

        As a result of this review, the Board has determined that the following directors are independent: Messrs. Bachrach, Boilini, Born, Bulkin, Coppinger, de La Tour D'Auvergne Lauraguais, Engels, Lupo and Pillard. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. In 2009, the board considered and concluded that, except as described below, these transactions or relationships did not impair the independence of our directors as they were conducted on arms' length terms and were not otherwise significant to us or our directors personally. Mr. Weisser is not considered an independent director due to his position as an executive officer of Bunge. Mr. Caraballo is not considered an independent director as ordinary course agricultural commodity sales to, and fertilizer purchases from, Bunge made by a company owned and controlled by one of Mr. Caraballo's immediate family members exceeded the thresholds set forth in the categorical standards and NYSE rules during the last three years. See "Certain Relationships and Related Party Transactions" for more information.

        The following table includes a description of categories or types of transactions or relationships considered by the Board in reaching its determination that the above-mentioned directors are independent:

Name	Transactions/Relationships
Jorge Born, Jr.	Business relationships (non-executive director, immediate family members), charitable organization relationships (non-executive director, immediate family member)
Michael Bulkin	Business relationships (non-executive director)
Bernard de La Tour D'Auvergne Lauraguais	Business relationships (non-executive director), charitable organization relationships (immediate family member)
Larry Pillard	Business relationships (executive officer)

 Board Meetings and Committees

        The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met 13 times in 2008. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.

        Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have four standing Board committees: the audit committee, the compensation committee, the finance and risk policy committee and the corporate governance and nominations committee. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each committee has the power under its charter to subdelegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of all our committee charters are available on our website, www.bunge.com, and in print from us without charge upon request. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.

        Audit Committee.    Pursuant to its charter, our audit committee assists the Board in fulfilling its responsibility for oversight of:

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  the quality and integrity of our financial statements and related disclosure;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications, independence and performance; and

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  the performance of our internal audit and control functions.

        Please see the Audit Committee Report included in this proxy statement for information about our 2008 fiscal year audit. The audit committee met 12 times in 2008. The audit committee meets separately with our independent auditor and also in executive sessions with members of our senior management team from time to time as deemed appropriate by the committee. The members of our audit committee are Messrs. Bachrach, Boilini, Coppinger, de La Tour d'Auvergne Lauraguais (chairman) and Engels. Each of the members of the audit committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert. In accordance with our audit committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.

        Compensation Committee.    Our compensation committee designs, reviews and oversees Bunge's executive compensation program. Under its charter, the committee, among other things:

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  reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer (CEO), evaluates the performance of the CEO in light of these goals and objectives and sets the CEO's compensation based on this evaluation;

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  reviews the evaluations of the direct reports to the CEO and approves and oversees the total compensation packages for the direct reports to the CEO, including annual base salaries, performance-based cash bonuses, long-term equity-based compensation and any perquisites that may be given;

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  reviews and makes recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administers and interprets our equity incentive plans;

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  makes recommendations to the Board on director compensation; and

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  periodically reviews our management succession program for senior executive positions and ensures that the Board is informed of its status.

        Pursuant to its charter, the compensation committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The compensation committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the compensation committee's role, its use of outside advisors and their roles, as well as the committee's processes and procedures for the consideration and determination of executive compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        The compensation committee met five times in 2008. The members of our compensation committee are Messrs. Bachrach, Bulkin, Coppinger and Lupo (chairman). Each of the members of the compensation committee is independent under the listing standards of the NYSE.

        Corporate Governance and Nominations Committee.    Our corporate governance and nominations committee is responsible for, among other things:

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  monitoring, advising and making recommendations to the Board with respect to the law and practice of corporate governance and the duties and responsibilities of directors of public companies, as well as overseeing our corporate governance initiatives and related policies;

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  leading the Board in its annual performance evaluation and establishing criteria for the self-evaluations of each Board committee;

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  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board (see "—Nomination of Directors" for more information);

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  reviewing and making recommendations to the Board regarding director independence; and

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  overseeing our related person transaction policies and procedures.

        The corporate governance and nominations committee met five times in 2008. The members of our corporate governance and nominations committee are Messrs. Born, Coppinger, Engels, and Pillard (chairman). Each of the members of the corporate governance and nominations committee is independent under the listing standards of the NYSE.

        Finance and Risk Policy Committee.    Our finance and risk policy committee is responsible for supervising the quality and integrity of our financial and risk management practices. The finance and risk policy committee reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The finance and risk policy committee met eight times in 2008. The members of our finance and risk policy committee are Messrs. Boilini, Born, de La Tour d'Auvergne Lauraguais, Engels (chairman), Lupo and Pillard.

Corporate Governance Guidelines and Code of Ethics

        Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our corporate governance guidelines are included as Appendix A to this proxy statement and are also available on our website, www.bunge.com, and in print from us without charge upon request.

        We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and senior financial officers. Our code of ethics is available on our website and in print from us without charge upon request. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our code of ethics on our website.

Executive Sessions of Our Board

        Our corporate governance guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled Board meeting. In accordance with our corporate governance guidelines, the non-management directors shall, from time to time, designate a director from among their number to preside at these executive sessions of the non-management directors. In 2008, Mr. Born presided, and continues to preside, over these sessions. The presiding director, among other things, establishes an agenda with the assistance of the other non-management directors and facilitates communications among other non-management directors at each executive session.

Communications with Our Board

        To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. Additional information on the electronic mailing address and the physical mailing address is available on our website through the "Investor Information—Corporate Governance" section.

        Communications sent to the electronic mailing or physical mailing addresses are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board and Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the corporate governance and nominations committee if no particular addressee is specified.

        In addition, it is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2008, all but two of our then serving directors attended our 2008 Annual General Meeting.

Nomination of Directors

        As provided in its charter, the corporate governance and nominations committee will identify and recommend to the Board nominees for election to the Board and will consider nominees submitted by shareholders. The corporate governance and nominations committee, in its commitment to our corporate governance guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates that complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the corporate governance and nominations committee may identify certain skills or attributes (e.g., extensive global business leadership experience) as being particularly desirable to help meet specific board needs that have arisen. When the corporate governance and nominations committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes.

        Under the corporate governance guidelines, directors must inform the Chairman of the Board and the Chairman of the corporate governance and nominations committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. While the Board has not established any term limits to an individual's membership on the Board, no director having attained the age of 70 will be nominated by the Board for re-election or re-appointment to the Board. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.

        Shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to recommend for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any proposed nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such proposed nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the corporate governance and nominations committee. A shareholder may also recommend director candidates for consideration by the corporate governance and nominations committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.

        In connection with the director nominations process, the corporate governance and nominations committee may identify candidates through recommendations provided by members of the Board, management or shareholders, and may also engage a search firm to assist in identifying or evaluating qualified candidates. The committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and may also request that candidates meet with other members of the Board. The committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The corporate governance and nominations committee may from time to time retain a professional search firm to assist it in identifying and evaluating candidates for director. The corporate governance and nominations committee has not received any nominations for director from shareholders for the 2009 Annual General Meeting of Shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors

        Upon the recommendation of the corporate governance and nominations committee, each of Messrs. Caraballo, Coppinger, Pillard and Weisser has been nominated by the Board for election at the 2009 Annual General Meeting. Messrs. Caraballo, Coppinger, Pillard and Weisser are currently Class II directors, and their terms expire on the day of the 2009 Annual General Meeting. Messrs. Born, de La Tour d'Auvergne Lauraguais, Engels and Lupo are Class I directors, and their terms expire in 2010. Messrs. Bachrach, Boilini and Bulkin are Class III Directors, and their terms expire in 2011. The Class II directors elected at this Annual General Meeting will serve a term that expires at our 2012 Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

        The following paragraphs set forth information about the nominees and our directors. The nominees for election at the Annual General Meeting are listed first. All of the nominees are current directors of Bunge and we are not aware of any reason why any of the nominees will not be able to serve if elected.

Class II Nominees

Octavio Caraballo, 65

Mr. Caraballo has been a member of our Board since 2001. Mr. Caraballo is President of Estancia y Cabaña Las Lilas S.A., an Argentine company. Mr. Caraballo joined Bunge in 1967, and served in various divisions over the course of his career, including as head of the Bunge group's former paints, chemicals and mining division, until his retirement in 1997. Prior to joining Bunge, he worked for several financial institutions in Europe. He is also a director of Mutual Investment Limited and has served as Chairman of the board of directors and President of Mutual Investment Limited. Mr. Caraballo received a Business Administration degree from Babson College and is a member of the Board of Trustees of Babson College.

Francis Coppinger, 57

Mr. Coppinger has been a member of our Board since 2001. Until March 2006, he was Chief Executive Officer of Publicité Internationale Intermedia Plc (PII), a joint venture he established with the Michelin Group in December 1992 which coordinates the media activities of the Michelin Group in Europe. Mr. Coppinger sold his interest in PII to the Michelin Group in January 2006. Prior to his career with PII, Mr. Coppinger held a number of senior executive positions, including General Manager and Chairman, with Intermedia S.A., a media buying agency based in Paris. He is a member of the board of directors of Intermedia. Mr. Coppinger holds a Bachelors degree in Economics from the University of Paris and attended the Institut d'Etudes Politiques de Paris.

Larry G. Pillard, 61

Mr. Pillard has been a member of our Board since 2007. He has served as executive chairman of the Tetra Laval Group, a global business with operations in food products processing equipment and packaging, since 2003. Mr. Pillard was chief executive officer of Tate & Lyle PLC, a global producer of cereal sweeteners and starches, sugars and other food and industrial ingredients, from 1996 to 2002. He was the chief operating officer of Tate & Lyle PLC from 1995 to 1996, and the president and chief executive officer of its U.S. starch business, A.E. Staley Manufacturing Co., from 1992 to 1995. Prior to joining Tate & Lyle PLC, Mr. Pillard served for more than 20 years in a variety of managerial positions at Cargill, Inc.

Alberto Weisser, 53

Mr. Weisser is the Chairman of our Board and our Chief Executive Officer. Mr. Weisser has been with Bunge since July 1993. He has been a member of our Board since 1995, was appointed our Chief Executive Officer in January 1999 and became Chairman of the Board in July 1999. Prior to that, Mr. Weisser held the position of Chief Financial Officer. Prior to joining Bunge, Mr. Weisser worked for the BASF Group in various finance-related positions for 15 years. Mr. Weisser is also a member of the board of directors of International Paper Company and a member of the North American Agribusiness Advisory Board of Rabobank. Mr. Weisser has a bachelor's degree in Business Administration from the University of São Paulo, Brazil.

Class I Directors With Terms Expiring in 2010

Jorge Born, Jr., 46

Mr. Born has been a member of our Board and our Deputy Chairman since 2001. Mr. Born is President and Chief Executive Officer of Bomagra S.A., a privately held company involved in the real estate, technology and communications equipment and farming industries in Argentina. Prior to joining Bomagra in 1997, Mr. Born spent all of his professional life working for Bunge in various capacities in the commodities trading, oilseed processing and food products areas in Argentina, Brazil, the United States and Europe. He also served as head of Bunge's European operations from 1992 to 1997. Mr. Born is a director of Hochschild Mining PLC, a mining conglomerate listed on the London Stock Exchange, and Dufry South America Ltd., a South American duty free retailer listed on the São Paulo Stock Exchange. He also serves as a director and Deputy Chairman of the board of directors of Mutual Investment Limited. Mr. Born has a B.S. in Economics from the Wharton School of the University of Pennsylvania and is a member of Wharton's Latin American Executive Board and the Board of Governors of Wharton's Lauder Institute. He is also a member of Georgetown University's Latin American Board.

Bernard de La Tour d'Auvergne Lauraguais, 64

Mr. de La Tour d'Auvergne Lauraguais has been a member of our Board since 2001. Mr. de La Tour d'Auvergne Lauraguais joined Bunge in 1970 and held various senior executive positions in Argentina, Brazil and Europe in the agribusiness and food products divisions until his retirement in 1994. He is also the Chairman of the board of directors of Mutual Investment Limited. Mr. de La Tour d'Auvergne Lauraguais has a degree in Civil Engineering from the Federal Polytechnic School of the University of Lausanne, Switzerland and an M.B.A. from the Wharton School of the University of Pennsylvania.

William Engels, 49

Mr. Engels has been a member of our Board since 2001. Since 2007, he has been an advisor to a private investment fund with investments in South America. From 2003 to December 2006, Mr. Engels served on the board of directors of Quilmes Industrial (Quinsa) S.A., a holding company with interests in the beverage and malting industries, as the representative of Beverage Associates (BAC) Corp. From 1992 to 2003, Mr. Engels served in various capacities at Quinsa, including Director of Mergers and Acquisitions, Group Controller and Manager of Corporate Finance. Prior to joining Quinsa, Mr. Engels served as Vice President at Citibank, N.A. in London, responsible for European sales of Latin American investment products, and in Brazil, in the area of mergers and acquisitions. Mr. Engels holds a B.S. from Babson College, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

L. Patrick Lupo, 58

Mr. Lupo has been a member of our Board since 2006. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at the company, he also served as CEO, The Americas, and general counsel. Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University.

 Class III Directors With Terms Expiring in 2011

Ernest G. Bachrach, 56

Mr. Bachrach has been a member of our Board since 2001. He is a member of the Executive Committee as well as a member of the board of directors of Advent International Corporation, a private equity firm. He has been with Advent since 1990. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. Mr. Bachrach also serves as a member of the boards of directors of Aeroplazas S.A. de C.V., Dufry AG and Nuevo Banco Comercial S.A. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania.

Enrique H. Boilini, 47

Mr. Boilini has been a member of our Board since 2001. He has been a Managing Member at Yellow Jersey Capital, LLC, an investment management company, since September 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners, LLC, two investment management companies, since October 1996. Mr. Boilini joined Farallon in March 1995 as a Managing Director. Prior to that time, Mr. Boilini also worked at Metallgessellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering.

Michael H. Bulkin, 70

Mr. Bulkin has been a member of our Board since 2001. Mr. Bulkin is a private investor. He retired as a Director of McKinsey & Company in 1993 after 30 years of service in which he served as a board member and in a variety of senior positions, most recently as head of McKinsey's New York and Northeast offices. Mr. Bulkin also serves as a member of the boards of Ferro Corporation and Specified Technologies Inc. He holds a Bachelor of Engineering Science degree from Pratt Institute, and a Master of Industrial Administration from Yale University.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the election of each of Messrs. Caraballo, Coppinger, Pillard and Weisser to our Board as Class II Directors for a term ending at our 2012 annual general meeting.

DIRECTOR COMPENSATION

        Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2008 was comprised of a mix of cash and equity-based compensation. The compensation committee periodically receives reports on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation.

Director Compensation Table

        The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2008.

	Non-Employee Director Compensation(1)
Name	Fees Earned or Paid in Cash ($)	Equity Awards(2) ($)	Total ($)
Ernest G. Bachrach	$86,000	$125,961	$211,961
Enrique H. Boilini	90,000	125,961	215,961
Jorge Born, Jr.	77,000	125,961	202,961
Michael H. Bulkin	76,000	125,961	201,961
Octavio Caraballo	76,000	125,961	201,961
Francis Coppinger	89,000	125,961	214,961
William Engels	100,000	125,961	225,961
Paul H. Hatfield(3)	35,417	47,499	82,916
Bernard de La Tour d'Auvergne Lauraguais	99,000	125,961	224,961
L. Patrick Lupo	87,000	125,961	212,961
Larry G. Pillard	81,833	125,961	207,794

(1)
Represents compensation earned in 2008.

(2)
Each of the directors received an annual grant of 1,100 deferred restricted stock units on May 23, 2008. The amount recognized for 2008 financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R "Share Based Payments" ("SFAS 123R") (without any reduction for risk of forfeiture), is determined based on applying the assumptions used in Bunge's financial statements. See Note 23 of the notes to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 (the "Form 10-K") regarding assumptions underlying valuation of equity awards. The aggregate number of deferred restricted stock units outstanding for each of the directors as of December 31, 2008 was 2,615 for each of the directors other than Mr. Hatfield, and for Mr. Hatfield was 1,512 (in each case, including accrued dividend equivalents). The value of the outstanding deferred restricted stock units as of December 31, 2008 was $135,379 for each of the directors other than Mr. Hatfield, and for Mr. Hatfield was $78,276, based on a share price of $51.77, the closing price of Bunge's common shares on the New York Stock Exchange ("NYSE") on December 31, 2008.

  The aggregate number of stock options held by each director as of December 31, 2008 was: for Messrs. Bachrach, Boilini, Born, Caraballo, Coppinger and de La Tour d'Auvergne Lauraguais, 48,800; for Mr. Bulkin, 36,600; for Mr. Engels, 18,200 and for Messrs. Lupo and Pillard, 13,000.

(3)
Mr. Hatfield did not stand for reelection at the 2008 Annual Meeting because he had reached the mandatory retirement age for directors under Bunge's corporate governance guidelines. His term expired effective May 23, 2008.

        Directors' Fees.    Non-employee directors received the following fees in 2008: (i) an annual retainer fee of $75,000; (ii) a fee of $10,000 for service as committee chair on any committee, except for the Chair of the audit committee, who received $20,000 per year for his services due to the added workload and responsibilities of this committee; and (iii) members of the audit committee each received $10,000 per year for their services due to the added workload and responsibilities of this committee. No fees are paid for service as a member of any other Board committee. In addition, although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of ten times in a given year, each director receives a fee of $1,000 for each additional meeting attended. Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings. Bunge provides Mr. de La Tour d'Auvergne Lauraguais with office accommodations, communications services and secretarial services to facilitate his fulfillment of his role as chairman of the audit committee.

        2007 Non-Employee Directors Equity Incentive Plan.    The 2007 Non-Employee Directors Equity Incentive Plan, adopted in 2007, provides for (i) an annual equity award to each continuing non-employee director as of the date of Bunge's annual general meeting of shareholders and (ii) an equity award upon a new non-employee director's initial election or appointment to the Board. In each case, the value, type and terms of such awards shall be approved by the Board based on the recommendation of the compensation committee. Bunge may grant non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units under the 2007 Non-Employee Directors Equity Incentive Plan. Deferred restricted stock units become vested on or after the first anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. However, upon the vesting of any deferred restricted stock units, receipt of such deferred restricted stock units will be automatically deferred for at least an additional two years. Shares of restricted stock and restricted stock units become vested on or after the third anniversary of the date of grant, provided, in each case, that the director has continued to serve on the Board until such date. Stock options granted under the plan become vested and exercisable on or after the third anniversary of the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding stock options remain exercisable for a period of ten years after their grant date. To date, Bunge has granted only deferred restricted stock units under this plan.

        In light of the adoption in 2008 of new Section 457A of the Internal Revenue Code, which limits the ability to defer compensation paid by foreign corporations that are incorporated in non-tax treaty jurisdictions, such as Bunge, the compensation committee took action to fully vest all deferred restricted stock unit awards granted to our non employee directors under the plan in 2008, effective as of December 31, 2008. Payment of the 2008 awards will continue to be made on the third anniversary of the grant date in compliance with Section 457A. Additionally, beginning in 2009, Bunge will no longer grant awards of deferred restricted stock units under the 2007 Non-Employee Directors' Equity Incentive Plan and instead intends to grant restricted units to non employee directors under the plan. As described above, restricted stock units will vest on the third anniversary of the grant date, provided the director continues to serve on the Board until such date.

        The 2007 Non-Employee Directors Equity Incentive Plan provides that up to 600,000 common shares may be issued under the plan. As of December 31, 2008, we had granted an aggregate of 27,500 deferred restricted stock units to our non-employee directors as a group under this plan.

        Non-Employee Directors Equity Incentive Plan.    The Non-Employee Directors Equity Incentive Plan, adopted in 2001, provides for awards of non-qualified stock options to non-employee directors. The options vest and are exercisable on the January 1 that follows the date of grant, provided that the director has continued to serve on the Board until such date. Under the plan, the exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding options remain exercisable for a period of ten years after their grant date. The Non-Employee Directors Equity Incentive Plan provides that up to 0.5% of our issued and outstanding common shares may be issued under the plan. We have granted stock options to purchase an aggregate of 517,500 common shares to our non-employee directors as a group under the Non-Employee Directors Equity Incentive Plan. Effective May 25, 2007, when the 2007 Non-Employee Directors Equity Incentive Plan was approved by our shareholders, no further stock options may be granted under the 2001 Non-Employee Directors Equity Incentive Plan.

        Non-Employee Directors Deferred Compensation Plan.    Our Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Deferred Compensation Plan"), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees. In 2008, participants had the option to elect to defer receipt of their cash fees for at least 36 months and will receive a distribution of their respective accounts immediately following the end of their elected deferral period. Mr. Born was the only non-employee director who deferred any amounts in 2008.

        Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants' deferral accounts will be credited with dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the compensation committee.

        As of January 1, 2009, participants no longer have the option to defer any portion of their annual cash fees pursuant to the Non-Employee Director Deferred Compensation Plan as a result of the adoption of Section 457A of the Code.

        The number of shares underlying hypothetical share units held by our non-employee directors under this plan are shown in the beneficial ownership table on page 49 of this proxy statement.

        Non-Employee Director Share Ownership Guidelines.    To further align the personal interest of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of May 2005 or, if later, from when the non-employee director is initially appointed or elected to the Board. For non-employee directors, the guideline is four times the annual retainer fee paid by Bunge to its non-employee directors. Shares deemed to be owned for purposes of the share ownership guidelines include shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price and the fair market value of our common shares for vested, in-the-money stock options. Unvested stock options or restricted stock units do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge's equity incentive plans until the guidelines are met.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides an overview of Bunge Limited's executive compensation program, including:

  •
  the general compensation principles and objectives of our executive compensation program;

  •
  the material elements of our executive compensation program and the process we use for making executive compensation decisions; and

  •
  information about the 2008 compensation earned by the following officers (the "Named Executive Officers"):

  •
  Alberto Weisser, our Chairman and Chief Executive Officer;

  •
  Jacqualyn A. Fouse, our Chief Financial Officer;

  •
  Archibald Gwathmey, Co-Chief Executive Officer, Bunge Global Agribusiness;

  •
  Andrew J. Burke, Co-Chief Executive Officer, Bunge Global Agribusiness; and

  •
  João Fernando Kfouri, our Managing Director, Food Products.

Compensation Principles and Objectives

        Our executive compensation program is designed to achieve the following objectives:

  •
  support Bunge's business goals by fostering profitable growth and increasing shareholder value;

  •
  align the interests of executive officers and shareholders;

  •
  attract, retain and motivate high caliber executive officers; and

  •
  pay for performance by linking a significant amount of executive compensation to the achievement of pre-established performance goals and to the executive's overall individual contribution to Bunge's growth.

        The program is driven by key performance measures for Bunge in order to motivate our executives (including the Named Executive Officers) to continually improve Bunge's financial performance and increase shareholder value both over the short and long-term. In furtherance of these objectives, our executive compensation program emphasizes company-wide compensation programs over individually negotiated compensation arrangements.

        As described below, our executive compensation program is also designed to provide executives with a mix of cash and equity-based compensation opportunities and a level of benefits intended to be competitive with those companies that Bunge competes with for executive talent, and align executive pay with the objectives of the program. Our executive compensation program consists of the following main elements of compensation:

  •
  base salary;

  •
  annual cash incentive awards;

  •
  long-term equity-based incentive awards; and

  •
  retirement and welfare benefits.

Competitive Benchmarking

        Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target long-term equity-based incentive award values (referred to as target total direct compensation) that is aligned with the program's principles and competitive with compensation provided by a peer group of selected publicly-traded companies. This group includes Bunge's direct competitors in one or more of its businesses and other companies that have comparable annual revenues and market capitalization and international operations or which otherwise reflect the nature and scope of Bunge's activities (including companies involved in food processing, agricultural chemicals and fertilizer, raw materials and distribution and logistics) (the "Peer Group"). The compensation committee of our Board of Directors (the "Committee"), in consultation with its independent compensation consultant, Semler Brossy Consulting Group, LLC, establishes and periodically reviews and, if appropriate, updates the composition of the Peer Group based on available market data. For 2008, the following companies comprised the Peer Group:

Air Products & Chemicals Inc.	Monsanto Company
Alcoa Inc.	The Mosaic Company
Archer Daniels Midland Company	The Pepsi Bottling Group, Inc.
Coca-Cola Enterprises Inc.	PotashCorp
ConAgra Foods Inc.	Smithfield Foods Inc.
FedEx Corp.	Tyson Foods, Inc.
International Paper Company	United Parcel Service, Inc.
Meadwestvaco Corp.	U.S. Steel Company
Weyerhaeuser Co.

        For 2009, the Committee has determined that Sara Lee Corporation will replace Smithfield Foods, Inc. based on the international scope of its business and more comparable market capitalization and revenue.

        In addition, the Committee supplements Peer Group data with data derived from several external proprietary compensation surveys provided by Towers Perrin, Hay Group and Mercer. The survey data is used by Semler Brossy to prepare an analysis of, and recommendations with respect to, the compensation of the Named Executive Officers. The Committee uses the survey data as the primary source for benchmarking compensation for the Named Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer, as there are few directly comparable positions at companies in the Peer Group. The survey data enables the Committee to compare the competitiveness of the compensation of the Named Executive Officers based on their individual responsibilities and scope against comparable positions in a broader market group of companies of comparable annual revenues to Bunge and companies in related industries or which otherwise reflect the scope of Bunge's operations. The Peer Group and the external survey data are referred to collectively as the "Comparator Groups." None of Towers Perrin, Hay Group or Mercer participate with the Committee in discussions regarding the determination of amounts or forms of compensation for the Named Executive Officers. Towers Perrin, Hay Group and Mercer also provide consulting, actuarial and/or other compensation and employee benefits related services to Bunge.

Determining Compensation

  Role of the Compensation Committee

        The Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program, and reviewing and approving annually all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for our Named Executive Officers are made by the Committee in accordance with the methodology described below.

        When making compensation decisions, the Committee analyzes data from the Comparator Groups as well as tally sheets prepared by our human resources department for each of the Named Executive Officers. Each of these tally sheets presents (i) the dollar amount of each material element of compensation (base salary, annual cash incentive awards, long-term equity-based incentive awards, and retirement benefits), (ii) executive benefits and perquisites, (iii) potential value of equity holdings (vested and unvested), (iv) value realized in the prior fiscal year from stock option exercises and (v) expected payments under selected termination of employment, retirement and change of control scenarios. The overall purpose of these tally sheets is to provide the Committee with a comprehensive view of the various elements of actual and potential future compensation of our Named Executive Officers, as well as their wealth accumulation, so that the Committee may analyze both the individual elements of compensation and the aggregate total amount of actual and projected compensation in making compensation decisions.

        In addition to reviewing data from the Comparator Groups and tally sheets, the Committee also considers the following factors in setting the target total direct compensation for each Named Executive Officer: (i) the individual responsibilities, experience and achievements of the Named Executive Officers and their potential contributions towards Bunge's performance, (ii) recommendations from the independent compensation consultant, (iii) recommendations from the Chief Executive Officer and Chief Personnel Officer (for officers other than themselves) and (iv) whether the components of a Named Executive Officer's compensation align with our executive compensation program's overall objectives. While the Committee generally seeks to set target total direct compensation levels for the Named Executive Officers at approximately the median of the Comparator Groups, our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the Comparator Groups in the Committee's reasonable discretion in order to recognize factors such as experience, skill sets and ongoing or potential contributions by our executives. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on individual and company performance for the year. In setting the compensation of our Chief Executive Officer, the Committee applies the same principles it applies to other Named Executive Officers such that Mr. Weisser's target total direct compensation is competitive with that of other chief executive officers in the Comparator Groups and is consistent with our compensation principles and objectives described above.

  Executive Compensation Mix

        A significant portion of each Named Executive Officer's target total direct compensation is meant to be at-risk, performance-based compensation. For 2008, base salary represented an average of 30% of the target total direct compensation established for the Named Executive Officers (excluding Mr. Weisser), while at-risk, performance- based compensation represented 70% of target total direct compensation for the Named Executive Officers (excluding Mr. Weisser), with 24% comprised of annual cash incentive awards and 46% comprised of long-term equity-based incentive awards. There are no material differences in the mix of target total direct compensation among our Named Executive Officers other than for Mr. Weisser. With respect to Mr. Weisser, for 2008, his base salary represented 14% of his target total direct compensation, while at-risk, performance-based compensation represented 86% of his target total direct compensation with 19% comprised of annual cash incentive awards and 67% comprised of equity-based incentive awards. Mr. Weisser's compensation mix is consistent with that of other chief executive officers in the Comparator Groups. The higher proportion of Mr. Weisser's compensation that is at-risk reflects the level of responsibility he has for the performance of the overall company. The following charts illustrate this average mix of target total direct compensation for our Named Executive Officers and the mix for Mr. Weisser:

CEO	ALL OTHER NEOs

  Role of Executive Officers

        The Chief Executive Officer establishes the strategic direction of our executive compensation program in consultation with the Committee and the Chief Personnel Officer, evaluates the performance of the Named Executive Officers (excluding his own performance) and makes recommendations regarding their compensation in consultation with the Chief Personnel Officer. The Chief Executive Officer and the Chief Personnel Officer also participate in developing and recommending the performance goals and measures for our Named Executive Officers under our Annual Incentive Plan for consideration by the Committee. No other executive officers participate in the executive compensation process. Bunge's human resources department, under the supervision of the Chief Personnel Officer, also supports the Committee in its work and implements our executive compensation program.

  Role of the Compensation Consultant

        Pursuant to its charter, the compensation committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The compensation committee has sole authority to retain or terminate any such compensation consultants or advisors, and to approve their fees. The Committee has retained Semler Brossy Consulting Group, LLC as its independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation program. The Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2008, the compensation consultant performed the following functions at the Committee's request:

  •
  assisted the Committee in the review and assessment of the Peer Group;

  •
  compared each element of the Named Executive Officers' target total direct compensation with the corresponding compensation elements for the Comparator Groups;

  •
  prepared an analysis of pay and performance relative to the Peer Group;

  •
  advised the Committee on compensation for the Named Executive Officers;

  •
  advised the Committee with respect to the value of long-term incentive awards as well as the target setting methodology for performance-based restricted stock unit awards to be granted under our equity incentive program;

  •
  advised the Committee on non-employee director compensation;

  •
  prepared presentations for the Committee on general U.S. trends and practices in executive compensation; and

  •
  advised the Committee on the design of employee incentive programs and arrangements.

Elements of Our Executive Compensation Program

        The following discusses in more detail the elements of, and rationale for, the compensation awarded to the Named Executive Officers. The Committee, in consultation with its compensation consultant, reviews and, if appropriate, updates our executive compensation program at the beginning of each year.

  Base Salary

        A portion of annual cash compensation is paid as base salary to provide Named Executive Officers with a level of security and stability. Base salaries for the Named Executive Officers are reviewed on an annual basis, and in connection with a promotion or other change in responsibilities. The Committee reviews and approves the annual base salaries for the Named Executive Officers based on an evaluation of the individual's experience, contributions, skill level, scope of responsibilities, level of pay compared to comparable executives in the Comparator Groups, recommendations from the compensation consultant and, for each Named Executive Officer other than the Chief Executive Officer, recommendations from the Chief Executive Officer in consultation with the Chief Personnel Officer. The Committee generally sets the base salary at approximately the median level for comparable executives in the Comparator Groups.

        For 2008, Mr. Gwathmey received a base salary increase of approximately 13% in connection with his annual review in recognition of his responsibilities and contributions as co-CEO of our Agribusiness operations. No other Named Executive Officer received a base salary increase in 2008. The base salary of each Named Executive Officer is set forth in the "Salary" column of the Summary Compensation Table on page 31 of this proxy statement.

  Annual Cash Incentive Awards

        The Committee grants Named Executive Officers the opportunity to earn annual cash incentive awards under Bunge's Annual Incentive Plan, an annual performance-based incentive plan that is available for a broad group of employees within the company. The purpose of the Annual Incentive Plan is to provide an annual cash incentive that is directly related to the achievement of company and individual performance goals and contributions that deliver annual results aligned with our long-term goals.

        Target annual cash incentive awards under the Annual Incentive Plan for the Named Executive Officers are established by the Committee within 90 days after the beginning of each year. These target awards are established based on an analysis of comparable executives in the Comparator Groups. The Committee generally sets target annual cash incentive awards for Named Executive Officers at approximately the median level for comparable executives in the Comparator Groups, except that Mr. Gwathmey's 2008 target was set approximately 35% above the Comparator Group median due to the factors described above under "Base Salary." In 2008, the Committee established the following target bonuses as a percentage of base salary for the Named Executive Officers who participated in the Annual Incentive Plan:

  •
  Mr. Weisser — 133%

  •
  Mr. Gwathmey — 100%

  •
  Ms. Fouse — 76%

  •
  Mr. Burke — 75%

  •
  Mr. Kfouri — 74%

The actual annual cash incentive awards earned by the Named Executive Officers for any year may be above, at or below the established target level based on their contribution to Bunge's results and their performance with respect to the pre-established, equally- weighted company and individual performance goals attained for such year as described below. In order to receive a cash incentive award under the Annual Incentive Plan, a minimum level of performance must be attained with respect to the performance goals. For 2008, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of their established target awards under the Annual Incentive Plan.

        Company Performance Goals.    Company performance goals for purposes of the Annual Incentive Plan are weighted equally between return on net assets ("RONA") for Bunge Limited as a whole and/or for the business unit(s) with respect to which the applicable Named Executive Officer has primary responsibility, and net income after minority interest for Bunge Limited and/or operating profit of a business unit, based on the primary responsibilities of the applicable Named Executive Officer.

        For 2008, the company performance objectives applicable for Mr. Weisser and Ms. Fouse were based on RONA and net income after minority interest for Bunge Limited. Mr. Gwathmey's and Mr. Burke's objectives were based on RONA and operating profit for Bunge Global Agribusiness. Mr. Kfouri's objectives were based 50% on RONA and net income after minority interest for Bunge Limited and 50% on RONA and operating profit for our food products division.

        RONA is a measure of financial performance which indicates the relationship between profits and the net assets used in our businesses. As Bunge operates in a number of capital intensive businesses, RONA allows us to measure management's ability and efficiency in using our assets to generate profits that exceed our cost of capital. As a complement to RONA, net income after minority interest (income from continuing operations) and operating profit measure the overall profitability of Bunge's ongoing business operations. Because the Committee has determined that RONA is a principal driver of shareholder value for Bunge, the percentage variation from target is indexed by a factor of 2.5 before averaging the result with net income after minority interest or operating profit of Bunge Limited or a business unit (as applicable). The following table sets forth the company performance goals established for each Named Executive Officer, as well as the performance results against such goals for 2008:

Name and Description of Performance Measure	Target RONA	Actual RONA	Target Net Income After Minority Interest ($ million)	Actual Net Income After Minority Interest ($ million)	Target Operating Profit ($ million)(1)	Actual Operating Profit ($ million)(1)
Alberto Weisser RONA and net income after minority interest for Bunge Limited	9.5%	12.2%	$870	$1,064	—	—
Jacqualyn A. Fouse RONA and net income after minority interest for Bunge Limited	9.5%	12.2%	$870	$1,064	—	—
Archibald Gwathmey RONA and operating profit for Bunge Global Agribusiness	8.7%	9.5%	—	—	$545	$724
Andrew J. Burke RONA and operating profit for Bunge Global Agribusiness	8.7%	9.5%	—	—	$545	$724
João Fernando Kfouri RONA and net income after minority interest for Bunge Limited	9.5%	12.2%	$870	$1,064	—	—
RONA and operating profit for food products division	8.2%	6.2%	—	—	$119	$6

(1)
Operating profit as shown in the table includes allocations of interest expense relating to working capital.

        Individual Performance Goals.    Each Named Executive Officer is also evaluated based on the achievement of individual performance goals that are assigned based on the executive's role within the company and their responsibility for delivering on such goals, as well their overall contribution to the company during the fiscal year. The individual performance goals generally relate to the achievement of specific aspects of Bunge's business strategy and corporate initiatives designed to contribute towards shareholder value. These initiatives include the following categories: productivity, quality, safety and environment, people development, logistics, information technology and innovation. In addition, the contribution of each Named Executive Officer during the fiscal year in review is measured with respect to the following core management competencies:

•	building organizational capability	•	customer/farmer focus
•	technical competence	•	strategic thinking
•	teamwork and collaboration	•	results orientation
•	leadership	•	communications
•	entrepreneurship	•	personal effectiveness

        Additionally, in 2008 the individual performance goals for each of the Named Executive Officers (except Mr. Kfouri) included the achievement of a cash flow or debt target. For Mr. Weisser and Ms. Fouse, the applicable cash flow target was expressed as days cash cycle. Days cash cycle is a key metric for evaluating working capital efficiency. In the case of Mr. Gwathmey and Mr. Burke, the applicable target related to debt levels for certain product lines within Bunge Global Agribusiness. The Committee believes that these performance measures provided an additional focus on the company's operating cash flow and working capital efficiency, which were key areas of focus for the company in 2008.

        Determination of Individual Annual Cash Incentive Awards.    Following the completion of each fiscal year, the Committee reviews and approves individual annual cash incentive awards for the prior fiscal year based on the results achieved on the company and individual performance goals as described above. Company performance is approved by the Committee after audited results for the prior fiscal year are finalized. The Named Executive Officers' performance against their individual performance objectives is assessed by the executive's manager, which in the case of each Named Executive Officer other than the Chief Executive Officer is the Chief Executive Officer. The Chief Executive Officer's performance against his individual objectives is determined directly by the Committee. The Committee retains the right to adjust a Named Executive Officer's actual annual cash incentive award upward or downward if it determines that such adjustment is appropriate and consistent with the objectives and principles of our executive compensation program, such as to reflect factors including changes in business strategies, unforeseeable challenges or other events or developments not reflected in the performance measures and goals for the year. The Committee then approves an award amount for each Named Executive Officer based on the target annual cash incentive award established for each executive.

        In March 2009, based on the process and factors described above, the Committee determined that payouts under the Annual Incentive Plan to the Named Executive Officers for 2008 would be between 125% and 200% of their respective target annual cash incentive awards. In connection with the Committee's review and approval of the 2008 awards under the Annual Incentive Plan, the Committee noted that Bunge Limited achieved record net income in 2008. As a result, the company significantly exceeded the target level established for net income after minority interest and exceeded the maximum performance level for RONA. In addition, as shown in the table above, Bunge Global Agribusiness exceeded the established targets for RONA and operating profit. The actual annual cash incentive awards paid to each Named Executive Officer for 2008, as approved by the Committee, are set forth on the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 31 of this proxy statement.

  Long-Term Incentive Compensation

        Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under Bunge's Equity Incentive Plan. Pursuant to the Equity Incentive Plan, the Committee may grant qualified and non-qualified stock options and restricted stock units, including restricted stock units that vest subject to the satisfaction of a specified service period ("time-vested RSUs") and/or the achievement of certain pre-established performance goals over a specified performance period (performance-based restricted stock units, or "PBRSUs"). The long-term equity-based incentive compensation element of our executive compensation program is intended to provide that Named Executive Officers have a continuing stake in the long-term success of the company. Bunge further emphasizes equity ownership by senior executives through the share ownership guidelines described later in this section.

        It is the Committee's practice to make annual grants of equity-based awards in the form of non-qualified stock options and PBRSUs under the Equity Incentive Plan to employees (including the Named Executive Officers) in the first quarter of each year, when compensation decisions for the year are made and after the public release of Bunge's year-end audited financial results for the prior fiscal year. The Committee targets the value of the long-term incentive awards granted to the Named Executive Officers to approximately the median of the value of equity-based awards granted to comparable executives in the Comparator Groups. Award values are generally divided evenly between stock options and PBRSUs based on the Committee's assessment that this mix of share price appreciation-based and performance-based full value share awards furthers our executive compensation program's objectives of linking incentive compensation to the company's performance, creating long-term shareholder value and aligning the interests of Named Executive Officers and Bunge's shareholders. The Committee also considers shareholder dilution, the percentage of outstanding stock option and restricted stock unit awards, paper gains on outstanding long-term incentive awards, the historical relationship between Bunge's pay and performance against the Peer Group and accounting expense in determining the amount and type of long-term incentive awards.

        After consideration of the above factors, including Bunge's strong financial performance and total shareholder return relative to the Peer Group, and the recommendation of its compensation consultant, in February 2008 the Committee determined that the value of the 2008 equity-based awards granted to Messrs. Burke, Gwathmey and Kfouri should remain consistent with the value of the awards granted to each of them in 2007, and the value of the award granted to Mr. Weisser should be increased in order to align him more closely with the Peer Group median for chief executive officers. The full amount of the increase in the value of Mr. Weisser's long-term incentive award was made in the form of PBRSUs, bringing the mix of his 2008 long-term incentive award to approximately 55% PBRSUs and 45% stock options. As 2008 was the first year that Ms. Fouse was eligible for an annual equity-based award, the Committee targeted the value of her award to approximately the median of the value of equity-based awards granted to chief financial officers in the Peer Group.

        On rare occasions, in response to special situations, the Committee may make special equity grants in the form of stock options or restricted stock units to Named Executive Officers on grant dates other than the annual grant date. No such awards were granted to any Named Executive Officer in 2008.

        Stock Option Awards.    Stock options will have value only if the trading price of Bunge's common shares exceeds the exercise price of the stock option. Stock options granted under our Equity Incentive Plan vest in three equal installments on each of the first three anniversaries following the option grant date and remain exercisable until the tenth anniversary of the option grant date. Pursuant to the terms of the Equity Incentive Plan, Bunge sets the exercise price of a stock option based on the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the grant date. On February 28, 2008, the Committee authorized the grant of stock options to the Named Executive Officers effective February 29, 2008 with an exercise price equal to the average of the high and low sale prices of Bunge's common shares on February 29, 2008 (the grant date). It is the Committee's practice to authorize annual grants of equity-based incentive compensation awards, including stock options, effective as of the day immediately following the date that the Committee authorizes the grant of awards; as this is typically the date that the full Board meets.

        Information regarding the fair value and the number of stock options awarded to the Named Executive Officers for 2008 is set forth on the Grants of Plan-Based Awards Table on page 32 of this proxy statement.

        PBRSU Awards.    On February 28, 2008, the Committee also awarded PBRSUs to the Named Executive Officers for the fiscal year 2008-2010 performance period. Payouts of the PBRSUs, if any, will generally be subject to the Named Executive Officer's continued employment with Bunge through the vesting date and will be based on Bunge's cumulative, three-year diluted earnings-per-share (EPS) results in accordance with the table below:

Cumulative 3-year diluted earnings-per-share	Percent of Award Vesting
less than $17.34	0%
$17.34	50%
$21.67	100%
$30.34	200%
greater than $30.34	200%

        The Committee set the target performance level (100%) for the 2008-2010 PBRSU performance period using the company's prior year reported diluted earnings per share as a baseline and increasing it by 10% for each year in the performance period. Results in between $17.34 and $30.34 will be interpolated. In addition, dividend equivalents will be paid in Bunge common shares on the date that PBRSUs are otherwise paid-out, based on the number of shares vesting, subject to a maximum of the target award granted. Diluted earnings per share is used as the performance measure for the PBRSUs because investors generally view it as a key measure of our financial performance. Beginning with the 2009-2011 PBRSU performance period, the Committee modified the target setting methodology such that the baseline is set by averaging the prior two years' diluted earnings per share, with the earliest year's earnings per share increased by 10%. This baseline is then increased by 10% for each year in the performance period. The Committee determined that this averaging methodology balances out volatility in the company's earnings per share while preserving the performance-based, motivational and retention oriented features of these awards.

        Each year, following the end of a three-year PBRSU performance period, Bunge's achievement of the performance measures is determined by the Committee based on Bunge's reported financial results, subject to the Committee's discretion to adjust such results for non-recurring charges and other one-time events.

        In March 2009, the Committee reviewed and certified the achievement of the performance measures for the PBRSUs granted for the 2006-2008 performance period. The following table shows the results for the 2006-2008 performance period:

	2006-2008 PBRSU Award
Performance Measure	Target Performance	Actual Performance	Percentage of Award Vesting
Cumulative 3-year diluted earnings per share	$16.13	$17.96	128%

The results shown in the above table reflect Bunge's achievement of record EPS in 2007 and 2008. Fiscal year 2007 and 2008 EPS results will also be incorporated into the calculation of 2007-2009 PBRSU performance, and fiscal year 2008 EPS results will be incorporated into the calculation of 2008-2010 PBRSU performance.

        Information regarding the fair value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2008-2010 performance period, subject to satisfaction of the performance measures described above, is shown in the Grants of Plan-Based Awards Table on page 32 of this proxy statement.

        In addition, the value and number of PBRSUs that the Named Executive Officers earned for the 2006-2008 performance period are shown in the "Stock Awards" column of the Option Exercises and Stock Vested Table on page 34 of this proxy statement.

        Time-Vested RSUs.    The Committee awards time-vested RSUs on an infrequent basis for special purposes, such as retention and special recognition of exceptional performance and to new hires in consideration for compensation foregone at their previous employer and as an inducement to join the company. These awards generally vest based on the individual's continued employment with Bunge. Award sizes and vesting dates vary to allow flexibility in connection with the specific award. In addition, dividend equivalents are credited as additional time-vested RSUs and are paid-out in Bunge common shares on the date that time-vested RSUs otherwise vest and are settled. No time-vested RSUs were granted to any Named Executive Officer in 2008.

  Retirement and Welfare Benefits

        Bunge provides employees with a range of retirement and welfare benefits that are designed to assist the company in attracting and retaining employees critical to the company's long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans: (i) the Bunge U.S. Pension Plan, (ii) the Bunge Excess Benefit Plan, (iii) the Bunge U.S. SERP, (iv) the Bunge Retirement Savings Plan and (v) the Bunge Excess Contribution Plan. Mr. Weisser does not participate in the U.S. SERP or the Bunge Excess Benefit Plan. Rather, he receives a non-tax qualified supplemental retirement benefit under the terms of his employment agreement. The terms of Mr. Weisser's supplemental retirement benefits are described in the narrative following the Pension Benefits Table beginning on page 37 of this proxy statement. Additionally, Mr. Kfouri does not participate in any of the company's retirement plans. Our executive compensation program also provides Named Executive Officers with certain perquisites and personal benefits.

        The following is a brief summary of the retirement and welfare benefits provided under our executive compensation program. The Committee, in consultation with the compensation consultant, periodically reviews the retirement and other benefits provided to the Named Executive Officers to ensure competitiveness with the Peer Group.

        Retirement Plans.    The pension plan, a tax qualified retirement plan, covers substantially all the company's U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers, other than Mr. Kfouri, participates in the pension plan. All employees whose benefits under the pension plan are limited by the Internal Revenue Code, including the Named Executive Officers (other than Mr. Weisser and Mr. Kfouri), participate in the excess benefit plan. In addition, all of the Named Executive Officers (other than Mr. Weisser and Mr. Kfouri) participate in the U.S. SERP. The Pension Plan, U.S. SERP and the excess benefit plan are described in the narrative following the Pension Benefits Table on page 35 of this proxy statement.

        In order to compensate Ms. Fouse for retirement benefits from her previous employer that she was required to forgo when she joined Bunge, she was provided with additional credited service under the company's non-tax qualified retirement plans. Ms. Fouse will receive up to five years of additional credited service, to be credited at the rate of one extra year for each of the first five years of Ms. Fouse's completed service with Bunge.

        The estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table on page 35 of this proxy statement.

        401(k) Plan and Excess Contribution Plan.    The retirement savings plan, a tax qualified retirement plan, covers substantially all U.S. based salaried and non-union hourly employees. Each of the Named Executive Officers, other than Mr. Kfouri, participates in the retirement savings plan. All employees whose benefits under the retirement savings plan are limited by the Internal Revenue Code, including the Named Executive Officers (other than Mr. Kfouri), participate in the excess contribution plan, which is a non-tax qualified retirement plan. The retirement savings plan and the excess contribution plan are described following the Nonqualified Deferred Compensation Table on page 38 of this proxy statement.

        Company matching contributions allocated to the Named Executive Officers under the retirement savings plan and the excess contribution plan are shown in the "All Other Compensation" column of the Summary Compensation Table.

        Health and Welfare Plans.    Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge's flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after-tax basis at the employee's option.

  Perquisites and Executive Benefits

        The Committee reviews the perquisites provided to Bunge's executive officers under our executive compensation program periodically. Under the current policy, Bunge provides executive officers, including the Named Executive Officers (other than Mr. Kfouri), with an annual perquisite allowance of $9,600.

Severance and Change of Control Benefits

        Our executive compensation program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The Named Executive Officers (other than Mr. Kfouri) are provided with severance benefits under individual arrangements. Mr. Kfouri is not provided any severance benefits under his employment agreement. Mr. Weisser and Ms. Fouse are the only Named Executive Officers with change of control severance protections, and in each case the applicable agreements contain a "double trigger" requirement for the payment of severance benefits, meaning that both a change of control must occur and the executive's employment must also be terminated before the executive is entitled to any severance payment.

        The terms of the individual arrangements, and a calculation of the estimated severance benefits that would be payable to each Named Executive Officer under their respective arrangements, are set forth under the Potential Payments Upon Termination of Employment or Change of Control Tables beginning on page 40 of this proxy statement.

Executive Officer Share Ownership Guidelines

        To further align the personal interest of senior management with the interests of Bunge's shareholders, the Board has established the following share ownership guidelines for the minimum amount of Bunge common shares that is required to be held by senior executives, including the Named Executive Officers. The guidelines took effect in 2005 and are required to be met within five years from the effective date or, if later, from the date that the individual is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of the executive's base salary. For the Chief Executive Officer, the guideline is five times the Chief Executive Officer's base salary, and for executives reporting directly to the Chief Executive Officer, including the Named Executive Officers, the guideline is 2.5 times the executive's base salary. The Committee reviews the progress of the Named Executive Officers toward meeting the share ownership guidelines annually. All Named Executive Officers have either met their share ownership guidelines or are making satisfactory progress toward their respective ownership guidelines as of December 31, 2008. For a description of the share ownership guidelines applicable to our non-employee directors, see "Director Compensation."

        Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the executive, shares underlying hypothetical share units held under the company's deferred compensation plans and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options, unearned PBRSUs and unvested time-vested RSUs do not count toward achievement of the guidelines. Furthermore, senior executives, including the Named Executive Officers, are required to hold 50% of the net shares acquired through the company's long-term incentive plans (such as stock options or PBRSUs) until the guidelines are met. In addition, we have a policy that prohibits executive officers from hedging their ownership of company common shares.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to each of the Named Executive Officers (excluding the chief financial officer), unless certain specific performance criteria are satisfied. Bunge has adopted the annual incentive plan and the equity incentive plan which are designed to help ensure that incentive compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m) and is deductible by us. While our executive compensation program seeks to maximize the tax deductibility of compensation payable to our Named Executive Officers by having such compensation qualify as performance- based, the Committee retains the flexibility to compensate Named Executive Officers in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m). For 2008, Bunge estimates that approximately $1.1 million of executive compensation expenses will not be deductible under Section 162(m).

 Compensation Committee Report

        The compensation committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2008.

        The foregoing report on executive compensation for 2008 has been furnished on behalf of the Board by the undersigned members of the compensation committee.

Members of the Compensation Committee

L. Patrick Lupo, Chairman
Ernest G. Bachrach
Michael H. Bulkin
Francis Coppinger

Summary Compensation Table

        The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers (the "Named Executive Officers") who were serving as executive officers as of December 31, 2008. The positions shown in the table are the officer's positions with Bunge or our subsidiaries as of December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(3) ($)	All other Compensation(4) ($)		Total(5) ($)
Alberto Weisser	2008	$1,200,000	$—		$5,212,767	$2,221,159	$3,200,000	$347,923	$48,200		$12,230,049
Chairman and Chief Executive	2007	1,200,000	—		4,078,610	1,662,097	3,360,000	62,896	48,200		10,411,803
Officer	2006	1,200,000	—		2,564,010	1,380,291	1,150,000	898,274	48,400		7,240,975
Jacqualyn A. Fouse	2008	660,000	150,000	(6)	1,682,047	362,123	1,000,000	237,192	25,611	(7)	4,116,973
Chief Financial Officer	2007	292,769	650,000		630,403	86,376	—	—	184,434		1,843,982
Archibald Gwathmey(8)	2008	686,667	—		1,664,396	468,300	1,300,000	514,889	24,867		4,659,119
Co-Chief Executive Officer, Bunge	2007	620,000	—		1,651,802	894,339	1,400,000	140,188	23,700		4,730,029
Global Agribusiness	2006	600,000	—		1,113,361	916,327	300,000	947,958	21,150		3,898,796
Andrew J. Burke	2008	500,000	—		634,539	263,269	575,000	151,105	19,367		2,143,280
Co-Chief Executive Officer, Bunge	2007	500,000	—		579,993	199,467	700,000	83,573	15,200		2,078,233
Global Agribusiness	2006	375,000	—		356,146	177,509	300,000	59,702	15,400		1,283,757
João Fernando Kfouri(9)	2008	540,000	—		586,344	280,980	500,000	—	—		1,907,324
Managing Director, Food Products	2007	540,000	—		527,600	501,717	360,000	—	—		1,929,317
	2006	540,000	—		386,416	412,224	500,000	—	33,456		1,872,096

(1)
The amount recognized for 2008 financial reporting purposes in accordance with SFAS 123R (without any reduction for risk of forfeiture), is determined based on applying the assumptions used in Bunge's financial statements. See Note 23 of the notes to the audited consolidated financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards. The terms applicable to the restricted stock unit awards and the option awards granted for fiscal year 2008 are set forth in the Grants of Plan-Based Awards Table. It is difficult to make comparisons among Named Executive Officers because retirement eligibility (in the case of Mr. Gwathmey and Mr. Kfouri) affects accounting expense. Further, amounts reported for these awards represent Bunge's accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether and to what extent a Named Executive Officer realizes value will depend on Bunge's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment.

(2)
Incentive compensation awards under the Annual Incentive Plan ("AIP") for the fiscal year 2008 which were paid in March 2009.

(3)
The aggregate change in the actuarial present value of the accumulated pension benefit was based on the difference between the amounts required to be disclosed under the Pension Benefits Table for the 2008 fiscal year and the amounts that would have been required to be reported for the Named Executive Officers under the Pension Benefits Table for the 2007 fiscal year. Mr. Kfouri does not participate in our pension or other retirement plans. For information about the assumptions used, see the Pension Benefits Table. There is no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.

(4)
Mr. Weisser received matching contributions to his 401(k) Plan account of $9,200 and to his Excess 401(k) Plan account of $39,000. Ms. Fouse received company matching contributions to her 401(k) Plan account of $9,200. Mr. Gwathmey received company matching contributions to his 401(k) Plan account of $9,200 and to his Excess 401(k) Plan account of $15,667. Mr. Burke received company matching contributions to his 401(k) Plan account of $9,200 and to his Excess 401(k) Plan account of $10,167.

(5)
Represents total of all columns in table.

(6)
Represents the second and final $150,000 installment of Ms. Fouse's $300,000 hiring bonus.

(7)
In addition to company matching contributions, this includes a relocation payment in the aggregate amount of $16,411.

(8)
Mr. Gwathmey received an increase in base salary from $620,000 to $700,000 effective March 15, 2008.

(9)
Mr. Kfouri has informed Bunge that he intends to retire during 2009.

 Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2008.

									All Other Options Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Names	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alberto Weisser	02/29/2008	$320,000	$1,600,000	$4,000,000	14,000	28,000	56,000	—	—	$—	$110.84	$3,101,000
	02/29/2008	—	—	—	—	—	—	—	76,000	110.75	110.84	2,372,720
Jacqualyn A. Fouse	02/29/2008	100,000	500,000	1,250,000	2,850	5,700	11,400	—	—	—	110.84	631,275
	02/29/2008	—	—	—	—	—	—	—	19,000	110.75	110.84	593,180
Archibald Gwathmey	02/29/2008	140,000	700,000	1,750,000	2,250	4,500	9,000	—	—	—	110.84	498,375
	02/29/2008	—	—	—	—	—	—	—	15,000	110.75	110.84	468,300
Andrew J. Burke	02/29/2008	75,000	375,000	937,500	1,350	2,700	5,400	—	—	—	110.84	299,025
	02/29/2008	—	—	—	—	—	—	—	9,000	110.75	110.84	280,980
João Fernando Kfouri	02/29/2008	80,000	400,000	1,000,000	1,350	2,700	5,400	—	—	—	—	299,025
	02/29/2008	—	—	—	—	—	—	—	9,000	110.75	110.84	280,980

(1)
Represents annual cash incentive award opportunity under the company's Annual Incentive Plan. Payment of the award is subject to the achievement of certain performance goals in 2008 and the executive's continued employment through the payment date. For additional discussion, see "Annual Cash Incentive Awards" on page 22 of this proxy statement.

(2)
Represents performance-based restricted stock units for the 2008-2010 performance period under the company's Equity Incentive Plan ("EIP"). Payment of the award is subject to the achievement of certain performance goals during the performance period. For additional discussion, see "PBRSU Awards" on page 26 of this proxy statement.

(3)
On February 28, 2008, the compensation committee took action to grant stock options to Bunge's Named Executive Officers effective as of February 29, 2008. Under the EIP, the exercise price of the stock options was determined based on the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the grant date of the option (February 29, 2008). The average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on February 29, 2008 was $110.75. February 29, 2008 is the SFAS 123R grant date. The stock options vest in three equal installments commencing on the first anniversary of the grant date and generally remain exercisable until the tenth anniversary of the grant date.

(4)
This column shows the full grant date fair value of PBRSUs, stock options and time-vested restricted stock units (as applicable) under SFAS 123R granted to the Named Executive officers in 2007. Generally, the full grant date fair value is the amount the company would expense in its financial statements over the award's vesting schedule. See Note 23 of the notes to the audited consolidated financial statements in our Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards Table

        The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2008.

	Option Awards(1)					Stock Awards(2)
	Date of Grant	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Date of Grant		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)

Alberto Weisser	05/01/01	90,003	—	$15.875	05/01/11	02/27/07	(3)	30,000	$1,553,100
	08/03/01	90,000	—	16.00	08/01/11	02/29/08	(4)	28,000	1,449,560
	05/24/02	130,000	—	21.61	05/24/12	02/25/05	(5)	22,000	1,138,940
	03/13/03	112,000	—	25.22	03/13/13
	03/11/04	130,000	—	37.08	03/11/14
	02/25/05	95,000	—	52.66	02/25/15
	02/24/06	73,333	36,667	57.01	02/24/16
	02/27/07	36,667	73,333	80.06	02/27/17
	02/29/08	—	76,000	110.75	2/29/2018
Jacqualyn A. Fouse	07/23/07	8,333	16,667	85.54	07/23/17	07/23/07	(6)	33,333	1,725,649
	02/29/08	—	19,000	110.75	02/29/18	02/29/08	(4)	5,700	295,089
Archibald Gwathmey	05/24/02	9,233	—	21.61	05/24/12	02/27/07	(3)	6,200	320,974
	03/13/03	37,000	—	25.22	03/13/13	02/29/08	(4)	4,500	232,965
	03/11/04	37,000	—	37.08	03/11/14	02/25/05	(5)	8,000	414,160
	02/25/05	22,000	—	52.66	02/25/15	07/01/05	(7)	7,500	388,275
	02/24/06	16,667	8,333	57.01	02/24/16
	02/27/07	7,000	14,000	80.06	02/27/17
	02/29/08	—	15,000	110.75	02/29/18
Andrew J. Burke	03/13/03	10,000	—	25.22	03/13/13	02/27/07	(3)	3,750	194,138
	03/11/04	20,000	—	37.08	03/11/14	02/29/08	(4)	2,700	139,779
	02/25/05	11,400	—	52.66	02/25/15	02/25/05	(5)	4,000	207,080
	02/24/06	9,200	4,600	57.01	02/24/16	08/02/07	(8)	3,750	194,138
	02/27/07	4,167	8,333	80.06	02/27/17
	02/29/08	—	9,000	110.75	02/29/18
João Fernando Kfouri	03/13/03	4,333	—	25.22	03/13/13	02/27/07	(3)	3,750	194,138
	03/11/04	13,000	—	37.08	03/11/14	02/29/08	(4)	2,700	139,779
	02/25/05	8,000	—	52.66	02/25/15	02/25/05	(5)	4,000	207,080
	02/24/06	9,200	4,600	57.01	02/24/16
	02/27/07	4,167	8,333	80.06	02/27/17
	02/29/08	—	9,000	110.75	02/29/18

(1)
Represents grants made from 2000 - 2008. Options vest in one-third installments on the first, second and third anniversaries of the grant date.

(2)
Value of unvested restricted stock units using a share price of $51.77, the closing price of Bunge's common shares on the NYSE on December 31, 2008.

(3)
Payment amount of the PBRSUs will be determined as of December 31, 2009 based on satisfaction of threshold performance measures for the 2007-2009 performance cycle. Employee must generally be employed on the vesting date.

(4)
Payment amount of the PBRSUs will be determined as of December 31, 2010 based on satisfaction of threshold performance measures for the 2008-2010 performance cycle. Employee must generally be employed on the vesting date.

(5)
Time-vested RSUs that vest fully on February 25, 2010.

(6)
Time-vested RSUs that vest ratably in three equal installments commencing on July 23, 2008.

(7)
Time-vested RSUs that vest ratably in three equal installments commencing on July 1, 2006.

(8)
Time-vested RSUs that vest ratably in four equal installments commencing on August 2, 2008.

Option Exercises and Stock Vested Table

        The following table sets forth certain information with respect to the exercise of stock options and restricted stock units awarded to the Named Executive Officers that vested or were earned in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Alberto Weisser	—	$—	52,402	(1)	$2,329,269
Archibald Gwathmey	—	—	11,789	(1)	524,021
			7,696	(2)	801,538
Andrew J. Burke	—	—	6,548	(1)	291,059
			1,255	(3)	123,304
Jacqualyn A. Fouse	—	—	16,771	(4)	1,648,589
João Fernando Kfouri	—	—	6,548	(1)	291,059

(1)
Represents PBRSUs awarded for the 2006-2008 performance period. Value realized upon settlement was determined by multiplying the number of shares acquired on vesting by ($44.45) the average of the high and low sale price of Bunge common shares on March 2, 2009.

(2)
Represents time-vested restricted stock units (including dividend equivalents) that vested on July 1, 2008. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 1, 2008 ($104.15).

(3)
Represents time-vested restricted stock units (including dividend equivalents) that vested on August 2, 2008. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on August 1, 2008 ($98.25)

(4)
Represents time-vested restricted stock units (including dividend equivalents) that vested on July 23, 2008. Value realized upon vesting was determined by multiplying the number of shares acquired by the average of the high and low sale prices of Bunge's common shares on July 23, 2008 ($98.30).

Pension Benefits Table

        The following table shows pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Alberto Weisser	Pension Plan Weisser SERP(2)	9 9	$172,700 7,573,664	$	— —
Jacqualyn A. Fouse	Pension Plan SERP Excess Benefit Plan	1 3 3	18,721 63,441 155,030		— — —
Archibald Gwathmey	Pension Plan SERP Excess Benefit Plan	34 34 34	778,355 2,002,413 3,332,542		— — —
Andrew J. Burke	Pension Plan SERP Excess Benefit Plan	7 7 7	128,058 153,588 290,222		— — —
João Fernando Kfouri(3)	N/A	—	—		—

(1)
Amounts were calculated as of December 31, 2008, using assumptions that were used for Bunge's audited financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 17 of the notes to the audited consolidated financial statements in our Form 10-K for material assumptions.

(2)
Amount was calculated based on the terms set forth in the Weisser SERP. Effective 2008, Mr. Weisser no longer participates in the Excess Benefit Plan and any amounts that would have otherwise been payable based on his participation in the Excess Benefit Plan will be payable pursuant to the Weisser SERP.

(3)
Mr. Kfouri does not participate in any of Bunge's pension plans.

Retirement Plan Benefits

        The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. While Mr. Weisser does not participate in the SERP and the Excess Benefit Plan, he is eligible for a supplemental pension benefit under the terms of the Weisser SERP. Mr. Kfouri does not participate in any of the company's retirement plans. Information regarding each of these plans is set forth below.

The Pension Plan

        The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S. based salaried and non-union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.

        A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35-year period preceding the participant's social security retirement age. For purposes of the Pension Plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2008, this salary limit was $230,000. If a participant's salary exceeds this limit, such amounts are subject to the non-tax qualified retirement plans described below.

        Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65. Participants who complete 10 or more years of service with the company may elect to receive an early retirement benefit following attainment of age 55. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.

        The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer's accrued benefit under the Pension Plan, based on a participant's salary and service through December 31, 2008 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 6% and mortality as set forth in the RP 2000 mortality table.

The Excess Benefit Plan

        The Excess Benefit Plan, a non-tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan (except for Mr. Weisser and Mr. Kfouri) are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.

        Benefits payable under the Excess Benefit Plan are payable to participants following termination of employment on the later of the first day of the month following the participant's (i) six month anniversary of termination of employment or (ii) 65th birthday, or if the participant has 10 years of service, the first day of the month following the participant's 62nd birthday, in accordance with the applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The SERP

        We have adopted the SERP, a non-tax qualified retirement plan, to attract, retain and award certain key employees whose benefits under the Pension Plan and the Excess Benefit Plan are limited by the definition of compensation in the Pension Plan and further limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.

        A participant's SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.

        Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the Excess Benefit Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the company's general assets.

        The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

The Weisser SERP

        Pursuant to the Weisser SERP, Mr. Weisser is entitled to receive a supplemental pension benefit (the "Supplemental Benefit"), subject to meeting certain conditions under his employment agreement. Mr. Weisser's employment agreement was amended on December 31, 2008 in order to comply with Section 409A of the Code, and his Supplemental Benefit was amended as follows.

        The Supplemental Benefit in the Weisser SERP is comprised of two components. The first component mirrors the benefits that Mr. Weisser would otherwise receive if he participated in the Excess Benefit Plan (the "Excess Benefit Component") and the second component represents benefits that Mr. Weisser would receive under the supplemental retirement benefit formula (the "SERP Component"). Mr. Weisser is fully vested in the benefits pursuant to the Excess Benefit Component of his Supplemental Benefit. Mr. Weisser will be vested in the SERP Component of his Supplemental Benefit if (i) he remains in the employ of Bunge on the last day of the month in which he attains age 55 or (ii) his employment terminates prior to the last day of the month in which he attains age 55, due to "Disability," resignation for "Good Reason" or the company terminates his employment without "Cause" (as such terms are described under the subheading "Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control" beginning on page 46 of this proxy statement).

        The Supplemental Benefit will be paid to Mr. Weisser following his termination of employment on the later of (i) six months following his termination of employment or (ii) the first day of the month following his 55th birthday. The Supplemental Benefit will equal an amount that, when added to Mr. Weisser's retirement benefits payable on a single annuity basis under the Pension Plan, equals the sum of 45% of Mr. Weisser's average annual base salary and annual bonus compensation during the five-year period preceding his termination of employment. If Mr. Weisser commences the Supplemental Benefit before age 65, such benefit will be reduced by (i) 2% per year for each year that such benefit commences from age 60 and before age 65 and (ii) 6% per year for each year that such benefit commences from age 55 and before age 60. Additionally, Mr. Weisser may elect to receive the Supplemental Benefit in the form of a (i) single life annuity, (ii) 100% qualified joint and survivor annuity, (iii) 75% qualified joint and survivor annuity, (iv) 66 2/3% qualified joint and survivor annuity, (v) 50% qualified joint and survivor annuity, (vi) single life annuity with a 10 year term certain payment option, or (vii) 100% qualified joint and survivor annuity with a 10-year term certain payment option.

        Mr. Weisser will forfeit the SERP Component of the Supplemental Benefit in the event (i) he resigns without Good Reason prior to the last day of the month in which he attains age 55, (ii) his employment is terminated for Cause, (iii) he breaches the confidentiality, noncompetition or nonsolicitation covenants provided for in his employment agreement, or (iv) he dies prior to the commencement of Supplemental Benefit, in which case, his surviving spouse will receive a death benefit.

        If Mr. Weisser dies prior to the commencement of his Supplemental Benefit, his surviving spouse will receive a death benefit in the form of a 100% joint and survivor annuity with a 10 year term certain equal to the survivor benefit that would have been payable if Mr. Weisser had retired as of the later of (i) the date of his death, or (ii) the date on which Mr. Weisser would have attained age 55 had he not died. Additionally, Mr. Weisser's surviving spouse may elect to receive the death benefit in the form of a 100% joint and survivor annuity. If Mr. Weisser dies after the commencement of his Supplemental Benefit, the survivor benefit payable to his surviving spouse is based on the annuity form he elected at the time of his retirement. Mr. Weisser's surviving spouse will not receive a death benefit if Mr. Weisser dies after the commencement of his Supplemental Benefit and elected to receive a single life annuity.

        The present value estimate shown in the Pension Benefits Table for Mr. Weisser's accumulated benefits under the Weisser SERP is determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

Nonqualified Deferred Compensation Table

        The following table shows certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Alberto Weisser	$—	$39,000	$(67,716)	$(3,059,182)	$173,399
Jacqualyn A. Fouse	—	—	—	—	—
Archibald Gwathmey	—	15,667	(40,178)	—	103,554
Andrew J. Burke	—	10,167	(16,504)	—	29,304
João Fernando Kfouri(3)	—	—	—	—	—

(1)
The amounts set forth for each Named Executive Officer is reported in the "All Other Compensation" column of the Summary Compensation table.

(2)
The amount set forth for each Named Executive Officer represents losses on accounts for fiscal year 2008.

(3)
Mr. Kfouri does not participate in any of Bunge's nonqualified deferred compensation plans.

401(k) Plan

        The company sponsors the 401(k) Plan, a tax qualified retirement plan that covers substantially all of Bunge's U.S. based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. In addition, the company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.

        Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2008, $46,000). "Additions" include company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2008, this compensation limit was $230,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.

The Excess Contribution Plan

        The company sponsors the Excess Contribution Plan, which is a non-tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess Contribution Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.

        The amounts shown as "Registrant Contributions" represent company matching contributions made under the Excess Contribution Plan to the Named Executive Officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the Excess Contribution Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).

        Payments are made from the company's general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.

Bunge Limited Employee Deferred Compensation Plan (the "Deferred Compensation Plan")

        As of January 1, 2008, the Bunge Management Services Inc. Deferred Compensation Plan for Certain Employees, the Bunge Global Markets, Inc. Deferred Compensation Plan for Certain Employees and the Bunge North America Inc. Deferred Compensation Plan for Certain Employees (collectively the "Prior Plans") were merged to establish the Deferred Compensation Plan. Company employees who were eligible to participate in the Prior Plans are now eligible to participate in the Deferred Compensation Plan and each account under the Prior Plans has been transferred to the Deferred Compensation Plan.

        The Deferred Compensation Plan, which is a non-tax qualified deferred compensation plan, is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. Amounts deferred into the Deferred Compensation Plan are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.

        Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plan. For 2008, the minimum base salary level required to participate in the Deferred Compensation Plan was $230,000.

        The Deferred Compensation Plan allows participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.

        Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 25 annual installments. Distributions of a participant's account are made in cash and from Bunge's general assets in cash.

Potential Payments Upon Termination of Employment or Change of Control

        The company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment or a change of control of Bunge. The amount of compensation payable to the Named Executive Officer in each situation is shown in the tables below. The amounts assume that a termination of employment and/or change of control event occurred on December 31, 2008.

        These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment.

        For information regarding the aggregate amount of the Named Executive Officers' vested benefits under Bunge's nonqualified deferred compensation plans, see the Nonqualified Deferred Compensation Table.

        Unless stated otherwise in the tables below, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 31, 2008 ($51.77). Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the average of the high and low sale prices of Bunge's common shares on December 31, 2008.

Mr. Alberto Weisser

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Weisser as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason(2)($)	Early Retirement; Normal Retirement($)	Termination without Cause; Resignation for Good Reason($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason($)	Change of Control($)	Disability($)	Death(3)($)
Compensation:
Severance	$—	$—	$9,810,000	$8,400,000	$—	$—	$—
Pro Rata AIP Award	—	1,600,000	1,600,000	1,600,000	—	1,600,000	1,600,000
Equity Incentive Plan(4):
Performance Based Restricted Stock Units
2007 – 2009	—	946,139	1,541,700	1,541,700	1,541,700	946,139	946,139
2008 – 2010	—	387,748	1,387,530	1,387,530	1,387,530	387,748	387,748
Stock Options Unvested and Accelerated	—	—	—	—	—	—	—
Time-Vested RSUs Unvested and Accelerated	—	1,130,580	1,130,580	1,130,580	1,130,580	1,130,580	1,130,580
Benefits and Perquisites:
Non-qualified Supplemental Pension (Supplemental Benefit)	—	—	7,573,664	7,573,664	—	7,573,664	11,170,540
Accrued Vacation(5)	92,308	92,308	92,308	92,308	—	92,308	92,308
280G Tax Gross-up	—	—	—	—	—	—	—

Total:	$92,308	$4,156,775	$23,135,782	$21,725,782	$4,059,810	$11,730,439	$15,327,315

(1)
For purposes of this table, Mr. Weisser's compensation for 2008 is as follows: base salary equal to $1,200,000 and a target annual bonus equal to $1,600,000.

(2)
Pursuant to the Weisser Employment Agreement, Mr. Weisser's termination for Cause or resignation without Good Reason entitles him to (i) unpaid base salary and (ii) accrued but unused vacation pay. In addition, if Mr. Weisser resigns his employment for any reason during a Change of Control Period, he will be entitled to his supplemental benefit under the Weisser SERP ($7,573,664).

(3)
For disclosure purposes only, we have assumed a 100% qualified joint and survivor annuity for the supplemental benefit. The calculation uses the same assumptions as those used in calculating Mr. Weisser's benefit under the Pension Plan.

(4)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2008.

(5)
For disclosure purposes only, we have assumed that Mr. Weisser was terminated on December 31, 2008 with four weeks of accrued but unused vacation.

Ms. Jacqualyn A. Fouse

        The following table describes the potential payments upon termination of employment or a change of control of the company for Ms. Fouse as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation without Good Reason($)	Death or Disability; Normal Retirement($)	Termination without Cause; Resignation for Good Reason(2)($)	Change of Control($)	Change of Control Followed by Termination without Cause or Resignation for Good Reason(3)($)	Early Retirement($)
Compensation:
Severance	$—	$—	$1,160,000	$—	$2,320,000	$—
Pro Rata AIP Award	—	500,000	500,000	—	500,000	500,000
Equity Incentive Plan:
Performance Based Restricted Stock Units
2008 – 2010	—	81,858	81,858	292,923	292,923	81,858
Stock Options Unvested and Accelerated	—	—	—	—	—	—
Time-Vested RSUs Unvested and Accelerated	—	1,712,983	1,712,983	1,712,983	1,712,983	1,712,983
Benefits and Perquisites:
Accrued Vacation(4)	50,769	50,769	50,769	—	50,769	50,769

Total:	$50,769	$2,345,610	$3,505,610	$2,005,906	$4,876,675	$2,345,610

(1)
For purposes of this table, Ms. Fouse's compensation for 2008 is as follows: base salary for 2008 equal to $660,000 and a target annual bonus equal to $500,000.

(2)
Pursuant to Ms. Fouse's employment offer letter dated June 21, 2007, as amended, if her employment is terminated without Cause or she resigns for Good Reason, she will receive the higher of (i) the standard severance benefits of the company at the time of termination or (ii) a lump sum payment equivalent to 24 months of base salary plus target bonus reduced by one month per month of service to a minimum of 12 months, plus a pro rata bonus calculated at target for the year in which the termination occurs if such termination is not due to performance. For disclosure purposes only, we have assumed that the termination is not performance related. In addition, all time-vested restricted stock units granted at hire will vest immediately.

(3)
Pursuant to Ms. Fouse's employment offer letter, if Ms. Fouse's employment is terminated without Cause or she resigns for Good Reason within 12 months following a Change of Control, she will receive a lump sum payment equal to 24 months of base salary plus target bonus reduced by one month per month of service following the Change of Control to a minimum of 12 months, plus a pro rata bonus calculated at target for the year in which the termination occurs if such termination is not due to performance. For disclosure purposes only, we have assumed that the termination is not performance related. In addition, all time-vested restricted stock units granted at hire will vest immediately.

(4)
For disclosure purposes only, we have assumed that Ms. Fouse was terminated on December 31, 2008 with four weeks of accrued but unused vacation.

Mr. Archibald Gwathmey

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Gwathmey as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation:
Severance	$—	$—	$700,000	$—	$—
Pro Rata AIP Award	—	700,000	—	—	700,000
Equity Incentive Plan(3):
Performance Based Restricted Stock Units
2007 – 2009	—	195,535	195,535	318,618	195,535
2008 – 2010	—	64,625	64,625	231,255	64,625
Stock Options Unvested and Accelerated	—	—	—	—	—
Time-Vested RSUs Unvested and Accelerated	—	796,545	316,506	796,545	316,506
Benefits and Perquisites:
Accrued Vacation(4)	53,846	53,846	53,846	—	53,846

Total:	$53,846	$1,810,551	$1,330,512	$1,346,418	$1,330,512

(1)
For purposes of this table, Mr. Gwathmey's compensation for 2008 is as follows: base salary for 2008 equal to $700,000, effective March 15, 2008 and a target annual bonus equal to $700,000.

(2)
Pursuant to Mr. Gwathmey's employment offer letter dated February 4, 1999, as amended, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he will receive 12 months of salary continuation as severance pay benefits in lieu of notice and any payments due under any such severance plan. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company and he will be subject to such restrictive covenants as determined by the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2008.

(4)
For disclosure purposes only, we have assumed that Mr. Gwathmey was terminated on December 31, 2008 with four weeks of accrued but unused vacation.

Mr. Andrew J. Burke

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Burke as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement($)	Termination without Cause(2)($)	Change of Control($)	Early Retirement($)
Compensation:
Severance	$—	$—	$437,500	$—	$—
Pro Rata AIP Award	—	375,000	375,000	—	375,000
Equity Incentive Plan(3):
Performance Based Restricted Stock Units
2007 – 2009	—	118,267	118,267	192,713	118,267
2008 – 2010	—	38,775	38,775	138,753	38,775
Stock Options Unvested and Accelerated	—	—	—	—	—
Time-Vested RSUs Unvested and Accelerated	—	398,273	158,253	398,273	158,253
Benefits and Perquisites:
Accrued Vacation(4)	38,462	38,462	38,462	—	38,462

Total:	$38,462	$968,777	$1,166,257	$729,739	$728,757

(1)
For purposes of this table, Mr. Burke's compensation for 2008 is as follows: base salary for 2008 equal to $500,000 and a target annual bonus equal to $375,000.

(2)
Pursuant to Mr. Burke's employment offer letter dated December 4, 2001, as amended, if his employment is terminated under circumstances that would call for severance pay under the company's severance program, he is entitled to the greater of (i) the standard severance benefits of the company at the time of termination or (ii) a payment equivalent to 6 months of his then base salary, plus 6 months of his target AIP award. In addition, if the termination is not performance related, Mr. Burke will receive his pro-rated AIP award for the year in which his employment is terminated. For disclosure purposes only, we have assumed that the termination was not performance related. Such benefits would be contingent upon delivery of a release of any employment-related claims against the company in a form mutually agreeable to Mr. Burke and the company.

(3)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2008.

(4)
For disclosure purposes only, we have assumed that Mr. Burke was terminated on December 31, 2008 with four weeks of accrued but unused vacation.

Mr. João Fernando Kfouri

        The following table describes the potential payments upon termination of employment or a change of control of the company for Mr. Kfouri as of December 31, 2008.

Executive Benefits and Payments Upon Termination(1)	Termination for Cause; Resignation($)	Death or Disability; Normal Retirement(2)($)	Termination without Cause(3)($)	Change of Control($)	Early Retirement($)
Compensation:
Severance	$—	$—	$90,000	$—	$—
Pro Rata AIP Award	—	400,000	—	—	400,000
Equity Incentive Plan(4):
Performance Based Restricted Stock Units
2007 – 2009	—	118,267	118,267	192,713	118,267
2008 – 2010	—	38,775	38,775	138,753	38,775
Stock Options Unvested and Accelerated	—	—	—	—	—
Time-Vested RSUs Unvested and Accelerated	—	205,560	158,253	205,560	158,253
Benefits and Perquisites:
Accrued Vacation(5)	41,538	41,538	41,538	—	41,538

Total:	$41,538	$804,140	$446,833	$537,026	$756,833

(1)
For purposes of this table, Mr. Kfouri's compensation for 2008 is as follows: base salary for 2008 equal to $540,000 and a target annual bonus equal to $400,000.

(2)
Mr. Kfouri has informed Bunge that he intends to retire during 2009.

(3)
Pursuant to Mr. Kfouri's employment agreement dated July 1, 2005, as amended, if his employment is terminated without Cause or he resigns for any reason, Mr. Kfouri is entitled only to payment of his accrued but unpaid base salary and accrued but unused vacation. If he is terminated without Cause, he is entitled to 60-days' notice. The agreement contains a confidentiality restrictive covenant of indefinite duration and a non-solicitation restrictive covenant that extends for 12 months following the termination.

(4)
For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2008.

(5)
For disclosure purposes only, we have assumed that Mr. Kfouri was terminated on December 31, 2008 with four weeks of accrued but unused vacation.

Additional Information Regarding Potential Payments Upon Termination of Employment or Change of Control

        Weisser Employment Agreement.    Pursuant to the Employment Agreement between Bunge and Mr. Alberto Weisser, as amended and restated as of December 31, 2008 (the "Weisser Employment Agreement"), Mr. Weisser's base salary for 2008 was equal to $1.2 million and his target annual bonus was equal to 133% of his base salary. Mr. Weisser's employment under the agreement shall continue until the earlier of his termination of employment or the last day of the month in which he attains age 65.

        In the event of Mr. Weisser's termination without Cause or his resignation for Good Reason (before a Change of Control), Mr. Weisser's severance will be equal to: (i) three times the sum of the highest base salary paid to him over the three year period immediately prior to his termination and the average of the annual cash bonus paid over the three year period immediately preceding his termination, payable in substantially equal monthly installments over 36 months; (ii) a lump sum equal to the pro rata portion of the cash bonus to which he was entitled for that year had he remained employed, which the compensation committee may elect to pay (A) within 30 business days following his termination date (based on Bunge's financial results through the calendar quarter preceding such termination), or (B) at the same time bonuses are paid under the annual cash bonus plan generally (based on Bunge's financial results for the calendar year); (iii) continuation at his own expense of health and medical insurance coverage until the earlier of (A) age 65 or (B) until eligible for such coverage under a subsequent employer's plan; (iv) immediate vesting of entitlement to receive retiree medical and life insurance coverage that the company offers to senior executives (if any); (v) immediate vesting or satisfaction of any service requirement or performance requirement in respect of any equity-based award; (vi) any benefits due to other senior executives upon termination; and (vii) vesting in his right to the Supplemental Benefit (if applicable), payable according to the same terms set forth above. See "The Weisser SERP"

        If Mr. Weisser resigns for Good Reason or is terminated without Cause during the Change of Control Period, he is entitled to (a) the same severance benefit as set forth in the preceding paragraph (except that the determination of his annual bonus in clause (i) shall be based on his target annual bonus in effect at the time of his termination) and (b) if he resigns his employment for any reason during the Change of Control Period, he will be entitled to receive the Supplemental Benefit.

        If Mr. Weisser terminates his employment due to Disability, he is entitled to a disability benefit equal to (i) his pro-rated cash bonus due for the year in which such disability occurs, and (ii) his Supplemental Benefit.

        If Mr. Weisser's employment terminates due to his death, his estate is entitled to a death benefit equal to (i) his pro-rated cash bonus due for the year in which his death occurs and (ii) if he dies prior to commencement of his Supplemental Benefit, his surviving spouse will receive a survivor's benefit equal to the greater of the pension that would have been paid had Mr. Weisser retired on the later of: (a) the date of his death or (b) the date he would have turned age 55, payable in the form of a 100% joint and survivor annuity with a 10 year term certain payment; (or, if spouse elects, a 100% joint and survivor annuity).

        As a condition to Mr. Weisser's receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of 18 months from the date of his termination of employment for any reason and by the terms of a confidentiality provision indefinitely. He must also execute and deliver a general release of claims against the company and its subsidiaries.

        Mr. Weisser is also eligible to receive the Supplemental Benefit, as described in greater detail following the Pension Benefits Table.

        The Weisser Employment Agreement also contains a "gross-up" provision pursuant to Section 280G of the Internal Revenue Code. If any of the payments or benefits provided to Mr. Weisser in connection with a Change of Control subject him to the excise tax imposed under Section 4999 of the Code, the company must make a gross up payment to him which will result in Mr. Weisser receiving the net amount that he is entitled to receive, after the deduction of all applicable taxes.

        The following definitions are provided in the Weisser Employment Agreement for certain of the terms used in this description:

        "Cause" means a termination of Mr. Weisser's employment by the company for any of the following reasons: (a) any act or omission that constitutes a material breach by him of the agreement; (b) his willful and continued failure or refusal to substantially perform his duties; (c) his willful and material violation of any law or regulation applicable to the company and its subsidiaries, or his conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by him of a common law fraud; or (d) any other willful misconduct by Mr. Weisser that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, any member of the company and its subsidiaries.

        "Good Reason" means a resignation by Mr. Weisser for any of the following reasons: (a) a failure by the company to pay material compensation due and payable to him; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct by the company or its representatives that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period Mr. Weisser's principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period of his principal place of employment to a location outside of the metropolitan New York area.

        "Disability" means a physical or mental disability or infirmity, as determined by a physician of recognized standing selected by the company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the company for any continuous period of 180 days or for 180 days during any one 12 month period.

        "Change of Control" means the occurrence of any of the following events: (a) any person (within the meaning of Section 13(d) of the Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the common shares of the company's then outstanding; (b) a failure for any reason of the individuals who were directors on the effective date of the agreement to constitute at least a majority the Board of Directors; or (c) consummation after approval by the shareholders of the company of either (i) a plan of complete liquidation or dissolution of the company or (ii) a merger, amalgamation or consolidation of the company with any other corporation, the issuance of voting securities of the company in connection with a merger, amalgamation or consolidation of the company, a sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another corporation (each, a "Business Combination"), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

        "Change of Control Period" means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12 month period immediately preceding such Change of Control, if Mr. Weisser is terminated without Cause during this 12 month period prior to such Change of Control and there is a reasonable basis to conclude such termination was at the request or direction of the person acquiring the company.

        Fouse Employment Offer Letter.    Pursuant to the terms of the employment offer letter between Ms. Fouse and Bunge, dated as of June 20, 2007, as amended (the "Offer Letter"), Ms. Fouse is entitled to an annual base salary of $660,000, subject to annual review, and her target annual bonus equals 75% of her base salary with a maximum upward potential of up to 2.5 times the target amount. Ms. Fouse's offer letter also entitles her to certain severance and change of control protections.

        In the event of Ms. Fouse's termination without Cause or her resignation for Good Reason, all unvested time-based restricted stock units granted in connection with Ms. Fouse's commencement of employment with Bunge will vest and Ms. Fouse will generally be entitled to the greater of: (i) the standard severance benefits of the Company as they may exist at that time, or (ii) the equivalent of 24 months of base salary plus target bonus reduced by one month per month of service to a minimum of 12 months. In addition, if the termination is not due to performance, Ms. Fouse will receive a pro rata annual bonus calculated at target for the year in which the termination occurs.

        In the event of a Change of Control followed by an involuntary termination of employment without Cause or resignation of employment for Good Reason within the 12-month period following the consummation of a Change of Control, Ms. Fouse will vest in all unvested time-based restricted stock units granted in connection with her joining Bunge. In addition Ms. Fouse will generally be entitled to the base salary that otherwise would have been payable had she remained employed with the Company for the period from the date of such termination or resignation through the second anniversary of the Change of Control plus prorated target bonus for such period. Additionally, if the termination is not due to performance, Ms. Fouse will also receive a pro rata annual bonus calculated at target for the year in which the termination occurs.

        For purposes of the Offer Letter, "Cause" and "Change of Control" have the same meanings as the corresponding terms set forth in the Weisser Employment Agreement. "Good Reason" means: (a) a failure by the Company to pay material compensation due and payable in connection with employment; or (b) a material diminution of Ms. Fouse's authority, responsibilities or position.

        Equity Acceleration under the Equity Incentive Plan.    Under the EIP, an individual's equity award will be subject to the following treatment upon a termination of employment or a Change of Control (except as otherwise provided under an individual award agreements): In the event of a termination of employment due to death, disability or Retirement (defined as termination of employment after an executive's 65th birthday), an executive's stock options become fully vested and immediately exercisable. In the event of a termination of employment without Cause or early retirement (as defined under the Pension Plan), all stock options that would have vested in the 12 month period following termination of employment will immediately vest and become exercisable.

        For all terminations of employment other than for Cause or voluntary resignation, all performance-based and non-performance based restricted stock unit awards vest pro rata through the date of termination (though performance based units remain subject to satisfaction of the applicable performance goals). In the event of a Change of Control, all unvested equity awards vest immediately prior to such Change of Control unless the compensation committee determines otherwise. The definitions of Cause and Change of Control are substantially similar to the definition under the Weisser Employment Agreement. Under the EIP, disability has the same meaning as under the company long-term disability plan for all awards except incentive stock options, for which disability means permanent and totality disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 1, 2009, based on 121,646,580 shares issued and outstanding.

        All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.

        Under SEC Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct and Indirect(1)	Voting or Investment Power(2)		Right to Acquire(3)		Percent of Class
Alberto Weisser	171,871	—		887,369		*
Ernest G. Bachrach	—	—		62,519	(4)	*
Enrique H. Boilini	—	—		51,436		*
Jorge Born, Jr.	—	—		52,525	(5)	*
Michael H. Bulkin	—	—		39,236		*
Octavio Caraballo	67,497	4,464	(6)	52,487	(7)	*
Francis Coppinger	—	717,642	(8)	53,004	(9)	*
Bernard de La Tour d'Auvergne Lauraguais	303,269	3	(10)	51,436		*
William Engels	—	—		20,836		*
L. Patrick Lupo	—	—		15,636		*
Larry G. Pillard	—	—		15,636		*
Andrew J. Burke	8,948	—		70,834		*
Jacqualyn A. Fouse	8,922	—		14,668		*
Archibald Gwathmey	35,161	—		157,037		*
João Fernando Kfouri	11,141	—		54,775		*
D. Benedict Pearcy	1,339	—		13,861		*
Vicente Teixeira	—	—		4,610		*
All directors and executive officers as a group (17 persons)	608,148	722,109		1,617,905		2.4%

*
Less than 1%.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
This column includes: (i) shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non Employee Directors Equity Incentive Plan and the Equity Incentive Plan, respectively, that have vested or will vest within 60 days of March 1, 2009, (ii) restricted stock units and dividend equivalent payments for which shares are issuable within 60 days of March 1, 2009, (iii) deferred restricted stock units granted to our non-employee directors under the 2007 Non-Executive Directors Equity Incentive Plan that have vested or will vest within 60 days of March 1, 2009, but are mandatorily deferred in accordance with the terms and conditions of these awards and (iv) shares underlying hypothetical share units held by non employee directors who have elected to receive, under the Non Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)
Includes 11,083 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(5)
Includes 1,089 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(6)
Includes 4,464 common shares held by his wife, as to which he disclaims beneficial ownership.

(7)
Includes 1,051 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(8)
Includes 2,563 common shares held by his wife and 715,079 common shares held by a company owned by his wife.

(9)
Includes 1,568 shares underlying hypothetical share units held under the Non Employee Directors Deferred Compensation Plan, which he has elected to receive in the form of common shares.

(10)
Includes 3 common shares held by his wife.

        The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2008
AXA(1)	12,422,734	10.21%
Janus Capital Management LLC(2)	9,011,781	7.41%

(1)
Based on information filed by AXA Financial, Inc. with the SEC on an amended Schedule 13G on February 10, 2009. Based on the Schedule 13G, AXA Financial Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and their subsidiaries (collectively, "AXA") may be deemed to beneficially own 12,422,734 common shares. AXA has sole voting power over 9,651,972 common shares and sole dispositive power over 12,422,734 common shares. AXA has shared voting power over 30 common shares and shared dispositive power over 30 common shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104.

(2)
Based on information filed by Janus Capital Management LLC with the SEC on an amended Schedule 13G on February 17, 2009. Janus Capital Management LLC, or Janus Capital, has a direct 89.9% ownership stake in INTECH Investment Management, or INTECH, and a direct 78.4% ownership stake in Perkins Investment Management LLC, or Perkins. Due to the above ownership structure, holdings for Janus Capital, INTECH and Perkins are aggregated for beneficial ownership disclosure purposes. Janus Capital, INTECH and Perkins are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively, the "Managed Portfolios"). Neither Janus Capital, INTECH, or Perkins has the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and each disclaims any ownership associated with such rights. Janus Capital has sole voting and dispositive power over 8,985,243 common shares and shared voting and dispositive power over 26,538 common shares. The address for Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

AUDIT COMMITTEE REPORT

        Bunge's audit committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. de La Tour d'Auvergne Lauraguais, Mr. Bachrach, Mr. Boilini and Mr. Engels qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge's website at www.bunge.com.

        The audit committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.

        Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.

        The audit committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the audit committee approves all audit, and audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. The audit committee's charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.

        The audit committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2008. In addition, the audit committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors their written report required by Rule 3526 of the Public Company Oversight Board and discussed with them their independence from Bunge and its management. The audit committee also considered whether the non audit services provided by Deloitte & Touche LLP to Bunge during 2008 were compatible with their independence as auditors.

        Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2008.

Members of the Audit Committee

Bernard de La Tour d'Auvergne Lauraguais, Chairman
Ernest G. Bachrach
Enrique H. Boilini
Francis Coppinger
William Engels

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION
OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE
THE INDEPENDENT AUDITORS' FEES

General

        Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009 and authorize the audit committee of the Board to determine the independent auditors' fees. You would be so acting based on the recommendation of our audit committee. According to Bermuda law, an auditor is appointed for a one year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

        The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.

        Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.

Fees

        The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2008 and 2007, and breaks down these amounts by category of service:

	2008	2007
Audit Fees	$12,592,000	$11,200,000
Audit-Related Fees	295,000	281,000
Tax Fees	277,000	336,000
All Other Fees	0	0

Total	$13,164,000	$11,817,000

Audit Fees

        Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and for the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees

        For 2008 and 2007, audit-related fees principally included fees for employee benefit plan audits in North America and Europe and statutory attestation services in Argentina.

 Tax Fees

        Tax fees in 2008 and 2007 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.

All Other Fees

        No fees were paid to the Deloitte Entities in 2008 and 2007 for any other professional services.

Pre-Approval Policies and Procedures

        The audit committee approves all audit services, audit related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the audit committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2008, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

        In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2009, the audit committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

RECOMMENDATION OF THE BOARD

        Our Board recommends that, based on the recommendation of the audit committee, you vote FOR the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2009 and the authorization of the audit committee of the Board to determine the independent auditors' fees.

PROPOSAL 3
APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

Introduction

        Our Board has recommended and asks that you approve the 2009 Bunge Limited Equity Incentive Plan (the "2009 EIP"). The 2009 EIP, which provides for grants of equity-based awards to eligible employees of the company, is an integral part of the company's pay-for-performance compensation philosophy. This philosophy is more fully described in the "Compensation Discussion and Analysis" section beginning on page 18 of this proxy statement.

        If approved by our shareholders, the 2009 EIP will replace Bunge's existing Equity Incentive Plan, which was initially adopted in 2001 (the "2001 EIP"). Similar to the 2001 EIP, the proposed 2009 EIP will allow for the granting of a range of equity compensation awards, including stock options, restricted stock units ("RSUs"), performance-based restricted stock units ("Performance-Based RSUs") and other equity-based awards. Upon shareholder approval of the 2009 EIP, no further awards will be made under the 2001 EIP. No awards may be granted under the 2009 EIP after May 8, 2019.

        The following is a general description of the material terms of the 2009 EIP. This summary is qualified in its entirety by reference to the terms of the 2009 EIP, a copy of which is included as Appendix B to this proxy statement.

Summary of the 2009 EIP

        Purposes.    The purpose of the 2009 EIP is to attract, retain and motivate key employees, consultants and independent contractors of Bunge and align their interests with shareholder interests.

        Eligibility.    Awards under the 2009 EIP may be granted to the officers, employees, independent contractors or consultants of Bunge Limited or its subsidiaries.

        Administration.    The 2009 EIP will be administered by the compensation committee or such other committee as will be designated by our board (the "Committee"). Subject to the terms of the 2009 EIP, the Committee will have broad discretionary authority to determine the terms and conditions of awards made under the 2009 EIP, cancel and amend awards and construe and interpret the terms of the 2009 EIP and any awards granted.

        Awards.    Awards under the 2009 EIP may include: (1) options to purchase our common shares, including incentive stock options, non-qualified stock options or both; (2) RSUs; (3) Performance-Based RSUs; or (4) other awards not specifically provided for, the value of which are based in whole or in part upon the current or future value of our common shares. The closing price of our common shares on the NYSE on March 18, 2009 was $55.79.

        Shares Subject to Plan; Maximum Awards.    The maximum number of shares that may be awarded under the 2009 EIP is 10,000,000, of which no more than 4,500,000 may be in the form of RSUs, Performance-Based RSUs or other awards that are not subject to payment of an exercise price. The maximum number of shares that may be granted pursuant to stock option awards to any participant in any calendar year is 1,000,000. The maximum number of shares that may be granted to any participant during a calendar year (other than stock option awards) is 1,000,000 shares, measured as of the date of grant. If any shares covered by an award under the 2009 EIP are forfeited, expire unexercised or otherwise terminate without the delivery of shares, then the shares covered by such an award shall again be available for granting awards under the Plan. Shares surrendered for the payment of the exercise price or withholding of taxes under a stock option or other award, shares not issued or delivered as a result of the net settlement of an award, or shares repurchased in the open market with the proceeds of a stock option exercise, may not again be made available for issuance under the 2009 EIP. In an acquisition, any awards made and any shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against shares available for granting awards under the 2009 EIP. Shares delivered under the 2009 EIP may be (i) authorized but unissued shares, (ii) treasury shares (if applicable), (iii) shares purchased on the open market or by private purchase or (iv) any combination thereof.

        Stock Options.    Options granted under the 2009 EIP may be non-qualified stock options or incentive stock options for federal income tax purposes. The exercise price or purchase price per common share underlying an option will be determined by the Committee, but may not be less than 100% of the fair market value of a share on the date of grant. Unless otherwise specified by the Committee in the applicable award agreement, options will become one-third vested on the first anniversary of the date of grant and will vest with respect to an additional one-third on each of the second and third anniversaries of the date of grant. In the event of a participant's termination of employment or service due to retirement, death or disability, all unvested options will become immediately vested and exercisable. In the event of a participant's termination of employment or service for cause, all unexercised options will lapse and become void. In the event of an early retirement or termination of employment or service without cause, unvested options that would have become vested at any time during the 12-month period following the date of termination of employment or service, will become immediately vested and exercisable. Any remaining unvested options will lapse. If the participant resigns from Bunge, unvested options will immediately lapse.

        Restricted Stock Units.    RSUs consist of a right to receive one or more of our common shares following the applicable vesting period for no consideration other than the provision of services. Unless otherwise specified by the Committee in the applicable award agreement, an RSU will vest and become nonforfeitable on the fourth anniversary of the grant date. In the event that a participant's employment or service is terminated for cause or as a result of a participant's resignation for any reason, the participant will forfeit any right to the award of RSUs as of the date of such termination. In the event that employment or service is terminated for any other reason, the participant will become immediately vested on the date of termination in a portion of the award of RSU equal to the result of (Y/X) × R, where:

        X = number of months from the date of grant until the date the award would have vested, rounded upward or downward (as applicable) to the nearest whole month;

        Y = number of months from the date of grant until the date of the participant's termination of employment or service, rounded upward or downward (as applicable) to the nearest whole month; and

        R = number of shares subject to the award (including any shares added as a consequence of dividend payments).

        Performance-Based Restricted Stock Units.    Performance-Based RSUs will vest based on the attainment of certain performance goals over a performance period determined by the Committee, in its sole discretion. It is anticipated that the performance period for the initial Performance-Based RSUs will be three years. The Committee may determine whether any Performance-Based RSU award is a Section 162(m) award, which is conditioned on the achievement of one or more performance goals required by the exemption for "qualified performance-based compensation" under Section 162(m) of the Code and subject to all other conditions and requirements of Section 162(m). In the event employment or service is terminated for cause or as a result of the participant's resignation of employment or service for any reason, any unvested awards of Performance-Based RSUs will lapse and be cancelled without payment as of the date of termination. If employment or service is terminated for any other reason, the Performance-Based RSUs will continue to be subject to the normal vesting terms.

        Performance Goals.    To the extent that Performance-Based RSUs or other awards granted under the 2009 EIP are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, and therefore to be fully deductible by the company, the financial performance measures that may be used by the Committee under the 2009 EIP are: accounts payable; accounts receivable; cash flow; cash-flow return on investment; cash value added; days cash cycle; days sales outstanding; debt; earnings before interest and tax (EBIT); earnings before interest, tax depreciation and amortization (EBITDA); earnings per share; economic value added; effective tax rate; free cash flow; impairment write offs; income from continuing operations (net income after minority interests); interest coverage; margin; market capitalization; net financial debt; net sales; operating cash flow; operating earnings before asset impairment; operating profit; pre-tax income; return on equity; return on invested capital; return on net assets; return on tangible net assets; return on tangible net worth; revenue growth; selling general and administrative expenses; share price, value at risk; and working capital. In addition, the non-financial performance measures that may be used by the Committee under the 2009 EIP are: amount of inventory; brand recognition; customer/supplier satisfaction; days of inventory; employee turnover; energy usage; headcount; loading time/days loading; market share; product quality; productivity/efficiency; quality; recruiting; risk management; safety/environment; satisfaction indexes; turn around time; and volumes.

        The 2009 EIP allows performance goals to be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time. The performance goals may also be measured in terms of company performance (or performance of the applicable subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing) or measured relative to selected peer companies or a market or other index.

        Other Awards.    The Committee may also grant other forms of equity-based or equity-related awards not described above. Such awards may provide for cash payments based in whole or in part on the value or future value of our common shares, for the acquisition or future acquisition of common shares, or any combination thereof.

        Dividend Equivalents.    The 2009 EIP provides that dividend equivalents will be awarded with respect to RSUs and Performance-Based RSUs in the event Bunge pays a regular cash dividend with respect to its common shares. Dividend equivalents will be credited to a bookkeeping account maintained by Bunge for the participant and will be paid in whole shares at the time the RSUs or the Performance-Based RSUs are settled.

        Amendment and Termination of the Plan.    The Board may amend, modify, suspend or terminate the 2009 EIP at any time, except as provided by applicable law or stock exchange rule that require shareholder approval for certain amendments. Notwithstanding the foregoing, no stock option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price without the approval of Bunge's shareholders. No amendment or termination may adversely affect a participant's rights with respect to previously granted awards without his or her consent.

        Certain Restrictions.    No Award will be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee may permit the transfer of an award for no consideration to a permitted transferee. Each participant will be bound by the applicable terms of any lock-up agreement between Bunge and any underwriter that restricts or prohibits transactions in common shares for any period of time. During a participant's life time, an option or other award will be exercisable only by the participant or by a permitted transferee.

        Recapitalization or Reorganization; Adjustments.    The existence of the 2009 EIP and any award documents does not affect or restrict in any way the right or power of Bunge to make or authorize any adjustment, recapitalization, reorganization or other change in Bunge's capital structure or its business, any merger or consolidation of Bunge, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the common shares or the rights thereof or which are convertible into or exchangeable for common shares, or the dissolution or liquidation of Bunge, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

        In the event of a stock split, reverse stock split, subdivision, bonus issue, stock dividend, recapitalization, reorganization, merger, amalgamation, consolidation, division, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase common shares at a price substantially below fair market value, or other similar corporate event affecting the common shares, the Board will make adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the 2009 EIP. These adjustments include changing the number and type of shares to be issued under the 2009 EIP and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise price of outstanding awards; and changing the restriction on the total amount of RSUs, Performance-Based RSUs or other equity-based awards that may be granted.

        New Plan Benefits.    Because the grant of awards under the 2009 EIP is within the discretion of the Committee, Bunge cannot determine the number of stock options, RSUs or PBRSUs that will in the future be received by or allocated to any participant in the 2009 EIP. Accordingly, in lieu of providing information regarding benefits that will be received under the 2009 EIP, the following table provides information concerning benefits that were received under the 2001 EIP (which has terms similar to the 2009 EIP) by the following persons and groups during 2008: each Named Executive Officer; all current executive officers, as a group; and all employees who are not executive officers, as a group.

Name and Position	Number of Stock Options	Target Number of Performance-Based RSUs	Number of RSUs
Alberto Weisser,	76,000	28,000	—
Chairman and Chief Executive Officer
Jacqualyn A. Fouse,	19,000	5,700	—
Chief Financial Officer
Archibald Gwathmey,	15,000	4,500	—
Co-Chief Executive Officer, Bunge Global Agribusiness
Andrew J. Burke,	9,000	2,700	—
Co-Chief Executive Officer, Bunge Global Agribusiness
João Fernando Kfouri,	9,000	2,700	—
Managing Director, Food Products
Executive Officers, as a group	138,750	46,850	16,350
Non-Executive Directors, as a group	N/A	N/A	N/A
Non-Executive Officer Employees, as a group	451,425	236,628	89,950

U.S. Federal Income Tax Consequences

        The 2009 EIP permits stock options and other performance-based awards to be considered "qualified performance-based compensation" as defined under regulations interpreting Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees" unless it is qualified performance-based compensation.

        The following is a brief description of the federal income tax consequences generally arising with respect to certain awards that may be granted under the 2009 EIP based on the current tax laws. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the 2009 EIP.

        Nonqualified Stock Options.    There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares. Nonqualified options granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant may qualify as "performance-based compensation."

        Incentive Stock Options.    There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the incentive stock option was granted or one year after exercise of the incentive stock option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or the sale price of the shares sold in the disqualifying disposition, if less) over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m). While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax. Incentive stock options granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant may qualify as "performance-based compensation" under Section 162(m).

        Restricted Stock Units.    A participant generally will not recognize income, and Bunge will not be allowed a tax deduction, when he or she is awarded RSUs or when dividend equivalents are credited on his or her behalf. Participants will recognize ordinary income in an amount equal to the fair market value of the common shares of Bunge that are delivered when their RSUs are settled. Bunge will generally be entitled to a tax deduction of the same amount, subject to any applicable limitations under Section 162(m).

        Performance-Based Restricted Stock Units.    A participant will not recognize income, and we will not be allowed a tax deduction, at the time Performance-Based RSUs are granted. When the participant receives payment under the Performance-Based RSUs, the amount of cash and the fair market value of any common shares received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m).

        Upon the sale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon how long the shares are held by the participant.

RECOMMENDATION OF THE BOARD

        Our Board recommends that you vote FOR the approval of the 2009 EIP.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information, as of December 31, 2008, with respect to our equity compensation plans.

			(b)		(c)
	(a)
			Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights
Equity compensation plans approved by shareholders(1)	5,041,082	(2)	$57.07	(3)	3,457,141	(4)
Equity compensation plans not approved by shareholders(5)	14,791	(6)	—	(7)	—	(8)

Total	5,055,873		$57.07		3,457,141

(1)
Includes our Equity Incentive Plan, our Non-Employee Directors' Equity Incentive Plan and our 2007 Non-Employee Directors' Equity Incentive Plan.

(2)
Includes non-statutory stock options outstanding as to 3,501,302 common shares, time-based restricted stock unit awards outstanding as to 317,276 common shares, performance-based restricted stock unit awards outstanding as to 773,398 common shares and 6,243 vested and deferred restricted stock units outstanding (including, for all restricted stock unit awards outstanding, dividend equivalents payable in common shares) under our Equity Incentive Plan. This number also includes non-statutory stock options outstanding as to 415,200 common shares under our Non-Employee Directors' Equity Incentive Plan, 11,024 unvested deferred restricted stock units and 16,639 vested deferred restricted stock units (including, for all deferred stock unit awards outstanding, dividend equivalents payable in common shares) outstanding under our 2007 Non-Employee Directors' Equity Incentive Plan. Dividend equivalent payments that are credited to each participant's account are paid in our common shares at the time an award is settled. Vested deferred restricted stock units are paid at the time the applicable deferral period lapses.

(3)
Calculated based on non-statutory stock options outstanding under our Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan. This number excludes outstanding time-based restricted stock unit and performance-based restricted stock unit awards under the Equity Incentive Plan and deferred restricted stock unit awards under the 2007 Non-Employee Directors' Equity Incentive Plan.

(4)
Includes dividend equivalents payable in common shares. Shares available under our Equity Incentive Plan may be used for any type of award authorized under the plan. Awards under the plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. Our Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 10% of our issued and outstanding common shares at any time, except that the maximum number of common shares issuable pursuant to grants of statutory stock options may not exceed 5% of our issued and outstanding common shares as of the date the plan first received shareholder approval. This number also includes 539,500 shares available for future issuance under our 2007 Non-Employee Directors' Equity Incentive Plan. Our 2007 Non-Employee Directors' Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 600,000, subject to adjustment in accordance with the terms of the plan. As of December 31, 2008, we had a total of 121,632,456 common shares issued and outstanding.

(5)
Includes our Non-Employee Directors' Deferred Compensation Plan.

(6)
Includes rights to acquire 14,791 common shares under our Non-Employee Directors' Deferred Compensation Plan pursuant to elections by our non-employee directors.

(7)
Not applicable.

(8)
Our Non-Employee Directors' Deferred Compensation Plan does not have an explicit share limit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

        Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Transactions with Mutual Investment Limited and its Subsidiaries

        Prior to our initial public offering in 2001, we entered into an administrative services agreement with Mutual Investment Limited, our former parent company prior to our initial public offering, under which we provide corporate and administrative services to it, including financial, legal, tax, accounting, human resources administration, insurance, employee benefits plans administration, corporate communication and management information system services. The agreement has a quarterly term that is automatically renewable unless terminated by either party. Mutual Investment Limited pays us for the services rendered on a quarterly basis based on our direct and indirect costs of providing the services. In 2008, Mutual Investment Limited paid us approximately $34,000 under this agreement.

Other Relationships

        We purchase agricultural commodities and other products and services used in our operations in the normal course of business from many suppliers and sell agricultural commodities and fertilizer products to many customers, including companies that are affiliated with some of our non management directors or their immediate family members. All of these transactions have been in the ordinary course of business and on arms'-length business terms based on market prices. In 2008, none of these transactions were significant, either individually or in the aggregate to Bunge or our directors personally. Further, except as described below, all such transactions fell below the thresholds set forth in the categorical standards for director independence set forth in this proxy statement. From time to time in the ordinary course of business, Bunge has purchased agricultural commodities from, and sold fertilizer products to, Estanar Estancias Argentinas S.A. ("Estanar"), a South American agricultural production company beneficially owned and controlled by the sister of Mr. Octavio Caraballo. Such purchases and sales have been made at market prices. Total amounts paid to Estanar for agricultural commodity purchases in 2008 were approximately $2.6 million and total amounts paid by Estanar to Bunge for fertilizer purchases in 2008 were approximately $1.6 million. Mr. Caraballo has no beneficial interest or involvement in the activities of this company.

Policy for the Review and Approval of Related Person Transactions

        Our corporate governance and nominations committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Ethics.

        Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the corporate governance and nominations committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the corporate governance and nominations committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms'-length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy.

        The policy requires that our Legal Department implement certain procedures for the purpose of obtaining information with respect to related person transactions. These procedures include, among other things, (a) informing, on a periodic basis, our directors, executive officers and nominees for director or executive officer of the requirement for directors and executive officers to present possible related party transactions to the Legal Department for review, (b) reviewing questionnaires completed by directors, executive officers and nominees for director and executive officer designed to elicit information about possible related person transactions, (c) developing a list of related persons to assist in identifying related person transactions and (d) reviewing information gathered from the books and records of Bunge Limited and its operating subsidiaries to identify possible related person transactions.

        For purposes of the policy, the terms "related person" and "transaction" have the meaning contained in Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies and its executive officers, directors and certain persons who own ten percent of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.

        Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act, except that a Form 4 reporting the granting and settlement of equity awards for Ms. Karen Roebuck, the Company's Controller, was inadvertently filed late.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL GENERAL MEETING
OF SHAREHOLDERS

        To be considered for inclusion in Bunge's proxy statement for the 2010 Annual General Meeting of Shareholders, presently anticipated to be held on May 28, 2010, shareholder proposals must be received by Bunge no later than December 4, 2009. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

        Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2010 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2010 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2010 Annual General Meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary, not later than December 4, 2009.

        In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2009 Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2009 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by us. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

DIRECTIONS TO ANNUAL GENERAL MEETING

        The Annual General Meeting will be held at 10:00 a.m., Eastern time, on May 8, 2009 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

        A copy of our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "Investor Information—SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 8, 2009.

        Bunge Limited's 2009 Proxy Statement is available at www.bunge.com/2009proxy.pdf and our 2008 Annual Report is available at www.bunge.com/2008AR.pdf.

 OTHER MATTERS

        We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

        By order of the Board of Directors.

James Macdonald Assistant Secretary

Hamilton, Bermuda
April 3, 2009

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

        The Board has adopted these guidelines to reflect the Company's commitment to good corporate governance and to comply with New York Stock Exchange rules and other legal requirements. In furtherance of these goals, the Board has also adopted a Code of Ethics, policies and procedures on securities trading compliance and written charters for each of its Board committees. The Corporate Governance and Nominations Committee will periodically review these guidelines and propose modifications to the Board for consideration as appropriate.

I. Director Responsibilities

  A.
  Basic Responsibilities

        The business affairs of the Company are managed under the direction of the Board, which represents and is accountable to the shareholders of the Company. The Board's responsibilities include regularly evaluating the strategic direction of the Company, management's policies and the effectiveness with which management implements its policies and overseeing compliance with legal and regulatory requirements.

        The basic responsibility of the directors is to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In discharging that obligation, the directors should inform themselves of all relevant information reasonably available to them. In forming their judgment, directors are entitled to rely in good faith on the accuracy of the records of the corporation and the information, opinions, reports or statements presented to them by the Company's officers, employees, Board committees, outside advisors and auditors, but the final decision must be made by the directors themselves.

  B.
  Board and Committee Meetings; Attendance at Shareholder Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the Board shall meet at least five times per year.

        Each director is free to suggest the inclusion of items on the agenda for the Board meeting and each committee meeting, but it is the Chairman of the Board and the Chair of each committee who will set the final agenda for any meeting. The final agenda of the Board and each committee meeting will be circulated to all Board members prior to the meetings. The Chairman of the Board shall receive copies of all committee notices, agendas and minutes at the same time, and in the same manner, as the members of each committee.

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review the provided materials in advance of each meeting.

        In addition, it is the policy of the Board that the directors attend the Annual General Meeting of the Company's shareholders.

  C.
  Meetings of Non-Management Directors

        The non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate.

        The non-management directors shall, from time to time, designate a director from among their number to preside at executive sessions of the non-management directors.

  D.
  Communications with Directors

        To facilitate the ability of interested persons to communicate with and make their concerns known to the non-management directors and of shareholders to communicate with the Board, the Board has established an electronic mailing address and a physical mailing address to which such communications may be sent. These addresses will be disclosed on the Company's website.

  E.
  Board Interaction with Institutional Investors, Research Analysts and Media

        As a general rule, management will speak on behalf of the Company. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman and Chief Executive Officer. It is suggested that, in normal circumstances, each director refer all inquiries from third parties to management.

II. Composition and Selection of the Board

  A.
  Size and Composition of the Board

        The current size of the Board is 11, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether it continues to be appropriate.

  B.
  Board Membership Criteria

        It is the policy of the Board that the Board at all times reflect the following criteria:

        Each director will at all times exhibit high standards of ethics, integrity commitment and accountability and should be committed to promoting the long-term interests of the Company's shareholders.

        The Board will encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to the Company's operations and interests.

        The Corporate Governance and Nominations Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and in these Guidelines. The invitation to stand for election to the Board shall be extended by the Chairman of the Board on behalf of the Board.

  C.
  Independence of Directors

        The Board will have a substantial majority of directors who meet the requirements for independence required by the New York Stock Exchange for listed U.S. companies.

        Whether directors are independent will be reviewed annually in connection with the preparation of the Company's proxy statement. The Corporate Governance and Nominations Committee as well as the Board will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto. Each independent director is expected to notify the Chair of the Corporate Governance and Nominations Committee, as soon as reasonably practicable, if his or her personal circumstances change in a manner that may affect the Board's evaluation of such director's independence.

  D.
  Membership on Other Boards, Interests in Competitors

        Directors must inform the Chairman of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board.

        No director may sit on the board of, or beneficially own more than 1% of the outstanding equity securities of (other than through mutual funds or similar non-discretionary, undirected arrangements), any of the Company's competitors in its principal lines of business.

  E.
  Sale and Purchase of Company Securities

        Directors must comply with the terms of the Company's Policies Regarding Pre-Clearance of Securities Trades and use of Derivative Securities and the Company's Corporate Policy and Procedure on Insider Trading in connection with any proposed transaction in Company securities.

  F.
  Changes in Current Job Responsibility

        Directors, including employee directors, who retire from the job or the principal responsibility they held when they were selected for the Board or who accept employment with any of the Company's competitors in its principal lines of business shall submit their resignation from the Board to the Corporate Governance and Nominations Committee who may choose (1) to accept such resignation or (2) to submit such resignation for consideration by the Board, with any decision by the Board requiring a two-thirds super-majority vote.

  G.
  Term Limits and Mandatory Retirement

        The Board has not established any term limits to an individual's membership on the Board. No director having attained the age of 70 shall be nominated for re-election or re-appointment to the Board.

III. Board Committees

  A.
  Composition and Responsibilities

        The Board will have at all times an Audit Committee, a Compensation Committee, a Corporate Governance and Nominations Committee, a Finance and Risk Management Policy Committee and any other committee the Board deems appropriate. All of the members of the committees will meet the criteria for independence set forth above and will be appointed by the Board. The Board will also appoint the Chair of each committee.

        The Board will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

  B.
  Charters

        The Board has adopted written charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominations Committee and the Finance and Risk Policy Committee, and will adopt such charters for any other committees that the Board deems appropriate. Each committee charter will also address qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV. Director Access to Officers, Employees and Independent Advisors

  A.
  Access to Management and Employees

        Directors will have full and unrestricted access to officers and employees of the Company at reasonable times and with reasonable notice and in a manner that will not unreasonably affect the performance by these officers or employees of their duties and responsibilities and that will not undermine management's oversight responsibility.

  B.
  Access to Independent Advisors

        The Board and each committee have the power to hire legal, financial or other advisors, as they may deem necessary, as set forth in each committee's charter. Each committee that hires a legal, financial or other advisor shall promptly notify the Board of such hiring. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors.

V. Director Orientation and Continuing Education

        All new directors will receive these Corporate Governance Guidelines and will participate in the Company's orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company's business, its strategic plans, its significant financial, accounting and risk management issues and its compliance programs as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend orientation initiatives.

        The Corporate Governance and Nominations Committee and members of senior management of the Company as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI. Director Compensation

        The Compensation Committee will annually review and recommend, and the Board will approve, the form and amount of director compensation. It is the Company's policy that a significant portion of director compensation be in the form of Company shares or equity-based awards. The Board will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

        The Board believes that director stock ownership helps to align the interests of directors with those of the Company's shareholders. Within five years of May 27, 2005 (or for new directors within five years of becoming a director), each non-employee director is expected to own common shares of the Company (including restricted stock units under the Company's deferred compensation plan for non-employee directors and 50% of the value of vested, in-the-money stock options) having a market value of at least three times the annual retainer fee paid by the Company to its non-employee directors.

VII. Chief Executive Officer Evaluation and Management Succession

        The Compensation Committee shall review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation, in each case after obtaining the views of the other Board members and after reviewing its evaluation with the Board. The Compensation Committee will inform the Board of its decisions with respect to the compensation of the Chief Executive Officer and the direct reports to the Chief Executive Officer.

        The Board will review at least annually succession planning for the Chair and Chief Executive Officer. The Board will work with the Compensation Committee and the Corporate Governance and Nominations Committee to evaluate and, as necessary, nominate successors to the Chair and Chief Executive Officer. The Chair and Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors to his or her own and other senior management positions, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

VIII. Annual Performance Evaluation

        The Corporate Governance and Nominations Committee, on behalf of the Board, will conduct an annual evaluation of the Board to determine whether it is functioning effectively. The Corporate Governance and Nominations Committee will also establish criteria for the annual self-evaluations of each committee. The Board and committee assessments will focus on the contribution to the Company by the Board and each committee, and will specifically focus on areas in which a better contribution could be made. The final Board and committee evaluations will be discussed with the Board following their completion.

IX. Director Insurance, Indemnification and Exculpation

        The Company intends to, and the directors shall be entitled to have the Company, purchase reasonable directors' and officers' liability insurance on behalf of the directors to the extent reasonably available and in amounts to be approved by the Board. In addition, the directors will receive the benefits of indemnification provided by the Company's Memorandum of Association and Bye-laws.

 Annex A

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

        In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.

        (1)   A director will not be independent if:

  •
  the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

  •
  (i) the director is a current partner or employee of a firm that is Bunge's external auditor; (ii) the director has an immediate family member who is a current partner of such firm, (iii) the director has an immediate family member who is a current employee of such firm and personally works on Bunge's audit; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

  •
  a present executive officer of Bunge serves or served on the compensation committee of the board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

  •
  the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $120,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service or

  •
  the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

        (2)   In addition, in order to assist it in determining what constitutes a material relationship, the board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

  •
  the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

  •
  the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

  •
  the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not-for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and

  •
  transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.

        For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.

        For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

APPENDIX B

2009 EQUITY INCENTIVE PLAN

        Bunge Limited ("Bunge") hereby establishes an equity compensation plan to be known as the 2009 Bunge Limited Equity Incentive Plan (the "Plan"). The Plan shall become effective on the date it is approved by the shareholders of Bunge. Capitalized terms that are not otherwise defined in the text of this Plan are defined in Section 2 below.

        Upon the Effective Date, no further Awards will be granted under the Prior Plan.

1.
Purposes

        The purposes of the Plan are to attract, retain and motivate key employees, consultants and independent contractors of the Company; to compensate them for their contributions to the growth and profits of the Company; to encourage ownership by them of Common Stock in order to align key employee, consultant and independent contractor interests with shareholder interests; and to link the compensation of key employees, consultants and independent contractors to the overall performance of the Company in order to promote cooperation among the Company's diverse areas of business.

2.
Definitions

        For purposes of the Plan, the following terms shall be defined as follows:

        "Administrator" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

        "Applicable Law" means any and all applicable laws, rules, regulations and other legal requirements, including, as applicable, Section 16(b) of the Exchange Act, Section 162(m) and Section 409A and the listing standards of the New York Stock Exchange.

        "Award" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units or Other Awards.

        "Award Agreement" means a written document approved in accordance with Section 3 which sets forth the terms and conditions of an Award to a Participant. An Award Agreement may be in the form of (i) an agreement between the Company and a Participant which is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company which is executed by an officer on behalf of the Company but does not require the signature of the Participant.

        "Board" means the Board of Directors of Bunge.

        "Bunge" means Bunge Limited, a company incorporated under the laws of Bermuda, and any successor thereto.

        "Cause" means the termination of a Participant's employment or service with the Company as a consequence of:

            (i)  the willful and continued failure or refusal of the Participant to substantially perform the duties required of him or her as an employee, consultant or independent contractor of the Company;

           (ii)  any willful and material violation by the Participant of any law or regulation applicable to any business of the Company, or the Participant's conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by the Participant of a common law fraud; or

          (iii)  any other willful misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

        "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. Each individual who is a member of the Committee shall qualify as an "outside director" within the meaning of Section 162(m) of the Code and shall serve at the pleasure of the Board.

        "Common Stock" means the common shares of Bunge, par value $.01 per share, and such other securities as may become the subject of Awards pursuant to Section 13(b).

        "Company" means, individually and collectively, Bunge and its Subsidiaries and any successors thereto.

        "Deferral Election" has the meaning set forth in Section 7(c).

        "Deferral Election Form" means a document in a form approved by the Committee, pursuant to which a Participant may elect to make a Deferral Election.

        "Deferral Value" means, with respect to an Award of Restricted Stock Units, (x) the Fair Market Value of a Share on the Vesting Date multiplied by (y) the number of Shares underlying the portion of such Award of Restricted Stock Units that the Participant has elected to defer, with the product subject to reduction for any applicable withholding taxes.

        "Disability" means, with respect to any Award other than an Incentive Stock Option, long-term disability, as defined under Bunge's long-term disability insurance plan or such other applicable plan, as the Committee, in its sole discretion, may determine. With respect to any Incentive Stock Option, Disability means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        "Effective Date" has the meaning set forth in Section 4.

        "Eligible Individuals" means the individuals described in Section 6 who are eligible for Awards under the Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

        "Fair Market Value" of a share of Common Stock as of any date means:

            (i)  if the Common Stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), (a) the average of the highest and lowest sale prices of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Committee, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted or (b) the value of a share of Common Stock based upon such other averaging method that the Committee, in its sole discretion, shall determine;

           (ii)  if the Common Stock is not then listed on an exchange or the NASDAQ National Market, (a) the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The NASDAQ Small Cap or OTC Electronic Bulletin Board, as appropriate, on such date or (b) the value of a share of Common Stock based upon such other averaging method that the Committee, in its sole discretion, shall determine; or

          (iii)  if the Common Stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Committee; provided, however, that when appropriate, the Committee, in determining Fair Market Value of the Common Stock, may take into account such factors as it may deem appropriate under the circumstances.

        Notwithstanding the foregoing, the Fair Market Value of Common Stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code.

        "Incentive Stock Option" means a Stock Option that is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

        "Nonqualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

        "Option Term" has the meaning set forth in Section 8(e).

        "Other Award" means any form of Award other than a Stock Option or Restricted Stock Units authorized under Section 11 of the Plan.

        "Participant" means an Eligible Individual to whom an Award has been granted under the Plan.

        "Performance-Based Restricted Stock Units" mean Restricted Stock Units with respect to which the vesting is linked to the satisfaction of performance criteria.

        "Performance Goal" means the financial and non-financial performance measures established by the Committee, from among the performance measures provided on Schedule A hereto, and set forth in the applicable Award Agreement.

        "Performance Period" means the period established by the Committee and set forth in the applicable Award Agreement over which the Performance Goals are measured.

        "Permitted Transferee" has the meaning set forth in Section 12(a).

        "Person" means any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) Bunge International Limited, (ii) the Company, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) an entity owned, directly or indirectly, by the shareholders of Bunge in substantially the same proportions as their ownership of stock of Bunge.

        "Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a).

        "Prior Plan" means the Bunge Limited Equity Incentive Plan, as amended.

        "Restricted Stock Units" mean an Award to receive a specified number of Shares, or the value thereof, upon the completion of the applicable vesting period, subject to the terms and conditions as set forth in Sections 9 and 10 hereof and in the applicable Award Agreement.

        "Retirement" means the termination of a Participant's employment with the Company after such Participant's 65th birthday and in accordance with the applicable retirement policies of the Company with which the Participant was employed.

        "Section 409A" means Section 409A of the Code and any rulings and regulations promulgated thereunder.

        "Section 162(m) Award" means an Award that is intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

        "Separation Date" means the date of a Participant's termination of employment or service with the Company or such later date as constitutes the Participant's "separation from service," as determined under the default rules set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto; provided, however, for the purposes of determining which entity is a service recipient or employer, "at least 20 percent" is substituted for "at least 80 percent" in each place it appears in Treasury Regulation §1.414(c)-2.

        "Shares" means shares comprising the Common Stock, as may be adjusted pursuant to Section 13(b).

        "Stock Option" means an Award to purchase Shares granted to an Eligible Individual pursuant to Section 8 hereof, which Award may be either an Incentive Stock Option or a Nonqualified Stock Option.

        "Subsidiary" means (i) a corporation or other entity with respect to which Bunge, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body or (ii) any other corporation or other entity in which Bunge, directly or indirectly, has an equity or similar interest; provided, however, that for purposes of any Award of Incentive Stock Options, a Subsidiary shall be defined as any corporation as to which Bunge, directly or indirectly through an unbroken chain of corporations, owns more than 50% of the total combined voting power of all classes of stock issued by such corporation.

        "Vesting Date" means the date with respect to which any Award or portion of an Award becomes vested and nonforfeitable.

3.
Administration of the Plan

        (a)   Power and Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

            (i)  to select Participants from the Eligible Individuals;

           (ii)  to grant Awards in accordance with the Plan and to issue, allot and purchase Shares;

          (iii)  to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

          (iv)  to determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, performance periods, Performance Goals, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or, if applicable, a change of control of the Company;

           (v)  to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;

          (vi)  to construe and interpret any Award Agreement delivered under the Plan;

         (vii)  to adopt, amend, prescribe, waive and rescind administrative regulations, rules and procedures relating to the Plan;

        (viii)  to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants;

          (ix)  subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

           (x)  to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

          (xi)  to correct any defects, supply any omission or reconcile any inconsistency in any Award Agreement or the Plan; and

         (xii)  to make all other determinations (including factual and legal determinations) and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

        (b)   Plan Construction and Interpretation.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

        (c)   Determinations of Committee Final and Binding.    All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons.

        (d)   Delegation of Authority.    The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that no such delegation of authority shall be permitted with respect to the ability to make Awards to any Eligible Individual who is subject to Section 16(a) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

        (e)   Liability of Committee.    No member of the Committee, the Board or officer of Bunge to whom authority was delegated in accordance with Section 3(d) shall be liable for any action or determination made in good faith, and the members of the Committee, the Board or an officer of Bunge to whom authority was delegated in accordance with Section 3(d) shall be entitled to indemnification and reimbursement in the manner provided in Bunge's bye-laws as they may be amended from time to time. In the performance of their responsibilities with respect to the Plan, such individuals shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party deemed necessary, and no such individual shall be liable for any action taken or not taken in reliance upon any such advice. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled, or any power that the Company may have to indemnify them or hold them harmless.

        (f)    Action by the Board.    Anything in the Plan to the contrary notwithstanding, any authority or responsibility, which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.
Effective Date and Term

        The Plan was adopted by the Board on March 13, 2009 and shall be effective on the date on which the Plan is approved by the shareholders of Bunge (the "Effective Date"). In no event shall any Awards be made under the Plan after the tenth anniversary of the date of shareholder approval.

5.
Shares of Common Stock Subject to the Plan

        (a)   General.    Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of shares of Common Stock that may be issued for all purposes under the Plan (the "Plan Limit") shall be 10,000,000 Shares. Shares available under this Plan may be (i) authorized but unissued Shares, (ii) treasury Shares (if applicable), (iii) Shares purchased on the open market or by private purchase or (iv) any combination thereof. The number of Shares subject to any Award of Performance-Based Restricted Stock Units that, upon vesting, the Participant becomes entitled to receive in the form of cash instead of Shares will be considered available for future Awards under the Plan at the time the number of such Shares is determinable. In addition, as of the date of any Deferral Election by a Participant under Section 7(c) below, the number of Shares underlying the corresponding Award, or any portion thereof, subject to such Deferral Election will be considered available for future Awards under the Plan as long as the corresponding Deferral Value of such Award is settled at the end of the applicable deferral period by a cash payment to the Participant.

        (b)   Rules Applicable to Determining Shares Available for Issuance.    The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares the participant becomes entitled to receive upon settlement or payment of the Award. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following Shares shall be added back to the Plan Limit and again be available for granting Awards:

            (i)  The number of Shares subject to Awards that expire unexercised, are forfeited or if an Award otherwise terminates without delivery of shares or other consideration; and

           (ii)  The number of Shares underlying an Award, or any portion thereof, subject to a Deferral Election as long as the corresponding Deferral Value of such Award is settled at the end of the applicable deferral period by a cash payment to the Participant.

        The following Shares may not again be made available for granting Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Award, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise.

        Notwithstanding the foregoing, any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

        (c)   Special Limits.    Notwithstanding anything to the contrary in Section 5(a) above, but subject to adjustment under Section 13, the following special limits shall apply to Shares available for Awards under the Plan.

            (i)  The maximum number of Shares that may be granted pursuant to Stock Option Awards to any Eligible Individual in any calendar year shall equal 1,000,000 Shares;

           (ii)  The maximum number of Shares that may be granted pursuant to Awards (other than those Awards set forth in 5(c)(i)) to any Eligible Individual in any calendar year is 1,000,000 Shares, measured as of the date of grant;

          (iii)  All Shares authorized under the Plan may be issued as Incentive Stock Options; and

          (iv)  The maximum number of Shares that may be issued pursuant to Awards of (i) Restricted Stock Units, (ii) Performance-Based Restricted Stock Units or (iii) Other Awards that are not subject to payment of an exercise or purchase price is 4,500,000 Shares.

6.
Eligible Individuals

        Awards may be granted by the Committee to individuals ("Eligible Individuals") who (a) are officers, employees, independent contractors or consultants of the Company or (b) the Committee anticipates will become a person described in Section 6(a) above; provided, however, that Incentive Stock Options may be granted only to employees of the Company. Members of the Committee will not be eligible to receive Awards under the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

7.
Awards in General

        (a)   Types of Award.    Awards under the Plan may consist of Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units or Other Awards. Any Award described in Sections 8 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation or benefit plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company's obligations under any such plan.

        (b)   Terms Set Forth in Award Agreement.    The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award shall be in accordance with the terms of the Plan unless the Committee, in its sole discretion, determines that other terms shall apply to any given Award, which alternative terms shall be set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or Other Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

        (c)   Right to Elect to Defer Value of Awards Prior to Vesting Date.

            (i)  The Committee may permit any Participant to elect to defer receipt of the value of all or any portion of an Award of Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units (a "Deferral Election"); provided that the Participant may elect the settlement date for an annual Award of (a) Restricted Stock Units other than Performance-Based Restricted Stock Units, by making an irrevocable Deferral Election on a Deferral Election Form, within the time specified on such form, and delivered to the Company not later than thirty (30) days following the date the Award of Restricted Stock Units is granted, provided that such election is made prior to the date that is twelve months before the date on which the Restricted Stock Units will vest or (b) Performance-Based Restricted Stock Units by making an irrevocable Deferral Election on a Deferral Election Form, within the time specified on such form, and delivered to the Company no later than the close of business on or before the date that is six months before the end of the performance period relating to the Performance-Based Restricted Stock Units as such performance period is set forth in the applicable Award Agreement. A Participant may designate on such Deferral Election Form one of the following dates as the settlement date for such Award of Restricted Stock Units:

              (A)  such Participant's Separation Date; or

              (B)  the earlier to occur of (i) the date specified by such Participant or (ii) such Participant's Separation Date.

          If a Participant fails to designate one of the foregoing alternatives as the settlement date for an Award of Restricted Stock Units, such Participant shall be deemed to have designated alternative (A). Notwithstanding any Deferral Election made by a Participant on any Deferral Election Form, in the event of such Participant's death, all Restricted Stock Units will be paid in cash or Shares, as determined by the Committee in its sole discretion, to such Participant's beneficiary (or if no beneficiary has been designated, to such Participant's estate) within 90 days, following the date of such Participant's death. The terms of any deferrals under this Section 7(c) shall comply with Section 409A and other Applicable Law.

           (ii)  The Deferral Value will be credited automatically, without any further action on the part of any Participant, to a bookeeping account to be established by the Company on behalf of such Participant on the books and records of the Company on the applicable Vesting Date of such Award that is subject to a Deferral Election.

        (d)   Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to any Award under the Plan. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares, or whether fractional Shares or any rights to fractional Shares shall be forfeited or otherwise eliminated.

8.
Stock Options

        (a)   Terms of Stock Options Generally; Vesting.    The Committee, in its sole discretion, may grant Stock Options to Eligible Individuals and shall determine whether the Stock Options shall be Nonqualified Stock Options or Incentive Stock Options. A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of Shares during a specified period at a price that is determined in accordance with Section 8(b) below. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, as amended from time to time. Unless otherwise specified in the applicable Award Agreement, Stock Options shall become one-third vested on the first anniversary of the date of grant and shall vest with respect to an additional one-third on each of the second and third such anniversaries.

        (b)   Exercise Price.    The exercise price per Share purchasable under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further that, except as provided in Sections 13 and 14 below, the exercise price per Share applicable to a Stock Option may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Option with a subsequently awarded Stock Option.

        (c)   Adjustments.    Notwithstanding Section 8(b) above, in the event of an extraordinary dividend, the Committee, in its sole discretion, may adjust the exercise price of, and number of Shares subject to, Stock Options then outstanding under the Plan; provided, however, that any such adjustment shall not increase the aggregate intrinsic value of any Award and the ratio of the exercise price to the Fair Market Value of each Share subject to such Award shall not be reduced.

        (d)   Termination of Employment or Service.    The terms of this Section 8(d) shall apply unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement in which case the terms in such Award Agreement shall govern the rights of the Participant. Notwithstanding the terms of this Section 8(d), in no event shall any Stock Option be exercisable after the end of the applicable Option Term.

            (i)  Termination for Cause.    In the event that a Participant's employment or service with the Company is terminated for Cause, all unexercised Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) held by such Participant, whether vested or unvested, shall lapse and become void on the date of such termination.

           (ii)  Retirement, Death and Disability.    In the event of a Participant's termination of employment or service due to such Participant's Retirement, death or Disability, all unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall become immediately vested and exercisable. Thereafter, all vested Non-Qualified Stock Options shall remain exercisable by the Participant (or by the Participant's beneficiary, as applicable) until the third anniversary of the date of the Participant's termination of employment or service. All vested Incentive Stock Options shall remain exercisable until the first anniversary of the Participant's termination of employment or service, except in the event of a termination due to Retirement, in which case Incentive Stock Options shall remain exercisable for a period of 90 days after the date of termination. Any unexercised Stock Options will thereafter lapse and become void.

          (iii)  Early Retirement and Termination by the Company Without Cause.    In the event of a Participant's termination of employment due to such Participant's early retirement prior to age 65 (as defined under the Company's applicable retirement policies), or in the event of the Participant's termination by the Company other than for Cause, any unvested Stock Options (both

  Incentive Stock Options and Non-Qualified Stock Options) held by such Participant that would have become vested at any time during the 12-month period following the date of his or her termination of employment, had such employment continued, shall become immediately vested and exercisable. Any remaining unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall immediately lapse and become void. Thereafter, all vested Incentive Stock Options shall remain exercisable by the Participant until the end of the 90th day after such Participant's termination of employment. All vested Non-Qualified Stock Options shall remain exercisable by the Participant until the end of the 90th day after such Participant's termination of employment. Any unexercised vested Stock Options will thereafter lapse and become void.

          (iv)  Participant's Resignation.    In the event that a Participant resigns from his or her employment with the Company for any reason, such Participant's unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall immediately lapse and become void. Any vested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall remain exercisable by the Participant until the end of the 90th day after such Participant's termination of employment. Any unexercised vested Stock Options will thereafter lapse and become void.

           (v)  Committee Determinations.    The date of termination of employment or service for any reason shall be determined in the sole discretion of the Committee. The Committee, in its sole discretion, may permit any Incentive Stock Option to convert into a Non-Qualified Stock Option as of a Participant's termination of employment for purposes of providing such Participant with the benefit of the extended exercise period applicable to Non-Qualified Stock Options.

        (e)   Option Term.    The term of each Stock Option (the "Option Term") shall be fixed by the Committee and shall not exceed ten years from the date of grant.

        (f)    Method of Exercise.    Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned whole Shares or a combination thereof and, if the applicable Award Agreement so provides, in whole or in part through the acquisition by the Company of Shares issued to a Participant upon the exercise of a Stock Option, in accordance with applicable law, with a value equal to the exercise price. In accordance with rules and procedures established by the Committee for this purpose, and subject to applicable law, the Stock Option may also be exercised through "cashless exercise" procedures that afford Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

9.
Restricted Stock Units

        The terms of this Section 9 are applicable to Awards of Restricted Stock Units other than Performance-Based Restricted Stock Units and are subject to the terms and provisions set forth above in Section 7(c).

        (a)   Awards Generally.    The Committee, in its sole discretion, may grant Restricted Stock Units to Eligible Individuals. An Award of Restricted Stock Units shall consist of a right to receive one or more Shares upon the completion of the applicable vesting period (described in Section 9(b) below) for no consideration other than the provision of services (or such minimum payment as may be required under Applicable Law) or for such other consideration as the Committee may specify in connection with the grant. The terms of this Section 9 shall apply to Awards of Restricted Stock Units (other than Performance-Based Restricted Stock Units) unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement, in which case the terms in such Award Agreement shall govern the rights of the Participant.

        (b)   Vesting.    Unless otherwise specified in the applicable Award Agreement, an Award of Restricted Stock Units shall vest and shall become nonforfeitable on the fourth anniversary of the date of grant. In the event that a Participant's employment or service is terminated by the Company for Cause or as a consequence of the Participant's resignation for any reason, the Participant shall forfeit any right to the Award of Restricted Stock Units as of the date of such termination. In the event that the Participant's employment or service terminates for any other reason, the Participant shall become immediately vested on the date of termination in a portion of the Award of Restricted Stock Units equal to the result of the following formula:

          (Y÷X) × R, rounded down to the nearest whole number of Shares, where

          X= number of months from the date of grant until the date the Award would have vested, rounded upward or downward (as applicable) to the nearest whole month;

          Y= number of months from the date of grant until the date of the Participant's termination of employment or service, rounded upward or downward (as applicable) to the nearest whole month; and

          R= number of Shares subject to the Award (including any Shares added as a consequence of dividend payments).

        The terms of this Section 9(b) shall apply unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement in which case the terms in such Award Agreement shall govern the rights of the Participant.

        (c)   Issuance of Shares.    Issuance of Shares in settlement of a vested Restricted Stock Unit Award shall be made as soon as practicable following the Vesting Date.

        (d)   No Rights as Shareholder.    Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to any Restricted Stock Unit Award until the Shares in settlement of a vested Restricted Stock Unit Award have been issued to the Participant following the applicable Vesting Date, and subject to Section 13(c) and Section 9(e) below, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder.

        (e)   Dividend Equivalent Payments.    Unless the Committee determines otherwise, if the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying an Award of Restricted Stock Units, the Company will maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares will be credited to an account for the Participant and paid at the time the Award is settled in whole Shares.

10.
Performance-Based Restricted Stock Units

        The terms of this Section 10 are applicable only to Awards of Performance-Based Restricted Stock Units and are subject to the terms and provisions set forth above in Section 7(c).

        (a)   Awards Generally.    (i) The Committee, in its sole discretion, may grant Performance-Based Restricted Stock Units to Eligible Individuals. An Award of Performance-Based Restricted Stock Units shall vest based on the attainment of Performance Goals over a Performance Period that the Committee, in its sole discretion, shall determine and the Performance Goals shall have any reasonable definitions that the Committee may specify and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time, and may be measured in terms of

Company performance (or performance of the applicable Subsidiary, division, department, region, segment, product line, function or business unit or any combination of the foregoing) or measured relative to selected peer companies or a market or other index. Performance Goals, the Performance Period, any applicable vesting formula or other elements applicable to the Performance Goals shall be set forth in the applicable Award Agreements.

           (ii)  The Committee may, in its sole discretion, determine whether any Performance-Based Restricted Stock Unit Award under the Plan is a Section 162(m) Award. Section 162(m) Awards shall be conditioned on the achievement of one or more Performance Goals to the extent required by the exemption for "qualified performance-based compensation" under Section 162(m) of the Code and shall be subject to all other conditions and requirements of the exemption under Section 162(m). In addition, for Awards other than Section 162(m) Awards, the Committee may establish Performance Goals based on other criteria as it deems appropriate.

        (b)   Permitted Adjustments.    The Committee may, in its discretion, adjust the Performance Goals (either up or down) and the level of the Award that a Participant may earn under this Plan, to the extent permitted pursuant to Section 162(m) of the Code, if the Committee determines that the occurrence of unusual, nonrecurring or unanticipated changes or events have materially affected the fairness of the Performance Goals or have unduly influenced the ability to meet such Performance Goals, including without limitation, events such as material acquisitions and divestitures, restructurings, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, to the extent permitted by Section 162(m) of the Code, the Committee may, in its sole discretion, unilaterally adjust, to the extent of up to plus or minus 20%, the number of Shares underlying a Performance-Based Restricted Stock Unit Award that has vested based on the attainment of Performance Goals as set forth in the applicable Award Agreement.

        (c)   Termination of Employment or Service.    In the event that a Participant's employment or service is terminated by the Company for Cause or as a consequence of the Participant's resignation for any reason, any unvested Awards of Performance-Based Restricted Stock Units to such Participant shall lapse and become void as of the date of such termination. In the event that the Participant's employment or service terminates for any other reason, such Participant's Awards of Performance-Based Restricted Stock Units shall continue to be subject to the applicable terms of vesting and, if such terms are met, shall vest on the Vesting Date on a pro-rata basis from the date of grant until the date of the Participant's termination of employment or service. Notwithstanding the terms of this Section 10(c), the Committee may, in its sole discretion, accelerate the vesting of any Performance- Based Restricted Stock Unit Award at the time of an event described herein. The terms of this Section 10(c) shall apply unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement in which case the terms in such Award Agreement shall govern the rights of the Participant.

        (d)   Issuance of Shares; Payment of Awards.    Subject to Section 7(c) above, settlement of a Performance- Based Restricted Stock Unit Award shall be made as soon as practicable following the Vesting Date, but in no event later than two and one-half months following the end of the calendar year in which the Vesting Date occurs or, at such other time as the Committee shall determine in a manner consistent with the provisions of Section 409A, in either (1) whole Shares, (2) cash equal to the Fair Market Value of the underlying Shares on the Vesting Date or (3) any combination of (1) and (2), as determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

        (e)   No Rights as Shareholder.    Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to any Performance-Based Restricted Stock Unit Award until the Shares in settlement of a vested Performance-Based Restricted Stock Unit Award have been issued to the Participant following the Vesting Date, and subject to Section 13(c) and Section 10(f) below, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder.

        (f)    Dividend Equivalent Payments.    Unless the Committee determines otherwise, if the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying an Award of Performance-Based Restricted Stock Units, the Company will maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares will be credited to an account for the Participant and paid in whole Shares at the time the Award is settled.

11.
Other Awards

        The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, Awards of Stock Options, Restricted Stock Units or Performance-Based Restricted Stock Units under the Plan.

12.
Certain Restrictions

        (a)   Transfers.    Awards may not be transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award (other than an Award of any Incentive Stock Option) for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

        (b)   Lock-up Periods.    Each Participant shall agree to be bound by the applicable terms of any lock-up agreement between the Company and any underwriter that restricts or prohibits transactions in Shares for any period of time.

        (c)   Exercise.    During the lifetime of the Participant, a Stock Option or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Stock Option or Other Award has been transferred in accordance with Section 12(a).

13.
Recapitalization or Reorganization; Adjustments

        (a)   Authority of the Company and Shareholders.    The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)   Change in Capitalization.    The number and kind of shares authorized for issuance under Section 5(a) above, shall be equitably adjusted in the event of a stock split, reverse stock split, subdivision, bonus issue, stock dividend, recapitalization, reorganization, merger, amalgamation, consolidation, division, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Board, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

14.
Amendments

        Subject to Section 15(o), the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any Applicable Law must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule. No Stock Option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price (other than as provided in Section 13) without the approval of the Company's shareholders.

        No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

15.
Miscellaneous

        (a)   Tax Withholding.    The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, the obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by the individual, or may repurchase Shares that were issued to the Participant, to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with Applicable Law and pursuant to any rules that the Company may establish from time to time. The Company may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the payment is made in connection with an Award) any applicable taxes required to be withheld with respect to payments under the Plan.

        (b)   No Right to Grants or Employment.    No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee, consultant or independent contractor of the Company any right to continued employment or service with the Company or interfere in any way with the right of the Company to terminate the employment or service of any of its employees, consultants or independent contractors at any time, with or without cause.

        (c)   Other Compensation.    Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company's other compensation and benefit plans and programs.

        (d)   Other Employee Benefit Plans.    Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

        (e)   Unfunded Plan.    The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

        (f)    Securities Law Restrictions.    The Committee may require each Eligible Individual purchasing or acquiring Shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal, state securities laws and Bermuda laws and regulations.

        (g)   Award Agreement.    Except as expressly provided herein, in the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

        (h)   Expenses.    The costs and expenses of administering the Plan shall be borne by the Company.

        (i)    Application of Funds.    The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

        (j)    Applicable Law.    Except as to matters of federal law, the Plan and all actions taken thereunder shall be subject to, and construed in accordance with, the laws of the State of New York.

        (k)   Stated Periods of Time.    In the event that any period of days, months or years set forth in this Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

        (l)    Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States, or who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted to the Eligible Individual (i) to comply with the laws, rules and regulations of the non-U.S. jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, amend or rescind rules, procedures or one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

        (m)  Section 162(m) of the Code.    The Plan is intended to comply in all respects with the requirements of the exemption for "qualified performance-based compensation" under Section 162(m) of the Code. However, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required. In addition, if any provision of the Plan would cause Awards that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect.

        (n)   Six-Monthly Delay for Specified Employees.    Notwithstanding anything herein to the contrary, if a Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i), as determined under the Company's established methodology for determining specified employees, on the Participant's Separation Date, any payment hereunder that provides for a "deferral of compensation" within the meaning of Section 409A shall not be paid or commence to be paid on any date prior to the first business day after the date that is six months following the Participant's Separation Date; provided, however, that a payment delayed pursuant to this Section 15(n) shall commence earlier in the event of the Participant's death prior to the end of the six-month period. Any such delayed payments shall be accumulated and paid on the first day of the seventh calendar month following the date of separation from service.

        (o)   Section 409A Compliance.    (i) Notwithstanding any contrary provision in the Plan, an Award Agreement or an Award, if any provision of the Plan, an Award Agreement or an Award contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of the Plan, an Award Agreement or an Award may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

           (ii)  If any amount owed to a Participant under this Plan is considered for purposes of Section 409A to be owed to the Participant by virtue of his termination of employment or service, such amount shall be paid if and only if such termination of employment or service constitutes a "separation from service" with the Company, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto; provided, however for the purposes of determining which entity is a service recipient or employer, "at least 20 percent" is substituted for "at least 80 percent" in each place it appears in Treasury Regulation §1.414(c)-2.

SCHEDULE A

FINANCIAL PERFORMANCE MEASURES

•	accounts payable	•	market capitalization
•	accounts receivable	•	net financial debt
•	cash flow	•	net sales
•	cash-flow return on investment	•	operating cash flow
•	cash value added	•	operating earnings before asset impairment
•	days cash cycle	•	operating profit
•	days sales outstanding	•	pre-tax income
•	debt	•	return on equity
•	earnings before interest and tax (EBIT)	•	return on invested capital
•	earnings before interest, tax depreciation and amortization (EBITDA)	•	return on net assets
•	earnings per share	•	return on tangible net assets
•	economic value added	•	return on tangible net worth
•	effective tax rate	•	revenue growth
•	free cash flow	•	selling general and administrative expenses
•	impairment write offs	•	share price
•	income from continuing operations (net income after minority interests)	•	value at risk
•	interest coverage	•	working capital
•	margin

NON-FINANCIAL PERFORMANCE MEASURES

•	amount of inventory	•	product quality
•	brand recognition.	•	productivity/efficiency
•	customer/supplier satisfaction	•	quality
•	days of inventory	•	recruiting
•	employee turnover	•	risk management
•	energy usage	•	safety/environment
•	headcount	•	satisfaction indexes
•	loading time/days loading	•	turn around time
•	market share	•	volumes

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY APPOINTMENT, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone proxy appointment authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone proxy appointment is available through 11:59 PM Eastern Time on May 7, 2009. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Mark Here for Address Change or Comments SEE REVERSE Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/bg Use the Internet to appoint your proxy. Have your proxy card in hand when you access the web site. Bunge Limited TELEPHONE 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call. If you appoint your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To appoint your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 45596 2. To appoint Deloitte & Touche LLP as Bunge Limited’s independent auditors for the fiscal year ending December 31, 2009 and to authorize the audit committee of the Board of Directors to determine the independent auditors’ fees. 3. To approve the Bunge Limited 2009 Equity Incentive Plan. Signature Signature/Title Date , 2009 Signature of Shareholder(s) — please sign YOUR name exactly as imprinted (do not print). THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title. If shares are held jointly, EACH holder should sign. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY. The Board of Directors recommends a vote FOR proposals 1, 2 and 3. 1. To elect the four nominees listed below as Class II Directors. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED 1a Octavio Caraballo 1b Francis Coppinger 1c Larry G. Pillard 1d Alberto Weisser To select a proxy other than the designated proxies, you must return your proxy card by mail. On the proxy card, cross off the designated proxies and write in your selection in the space under number 4 above. Bunge Limited’s proxy statement is available at www.bunge.com/2009proxy.pdf. Bunge Limited’s 2008 Annual Report is available at www.bunge.com/2008AR.pdf. Please see the Admission Ticket on the Reverse Side 4. For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder. I/We designate ____________________________________________ (please print name) as my/our proxy in the place of the proxies designated on the reverse hereof.

Please fax all revisions to: 732-802-0260 or email to proxycards@bnymellonproduction.com PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE:____________________________________________________________ DATE:______________ (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00 FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 45596 BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 BUNGE LIMITED ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 8, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, Jacqualyn A. Fouse or, failing her, Jonathan Biller or, failing him, Carla Heiss, or instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the annual general meeting of shareholders of Bunge Limited to be held on the 8th day of May 2009, at 10:00 A.M., Eastern time, and at any adjournment or postponement thereof. I/We revoke all previous proxies and acknowledge receipt of the notice of the annual general meeting of shareholders and the proxy statement. The common shares represented by this proxy are held as of March 16, 2009, and shall be voted in the manner set forth on the reverse side hereof. Please vote via the Internet or telephone, or complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o Mellon Investor Services LLC, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON MAY 7, 2009. We encourage you to specify how you would like to vote by marking the appropriate boxes. If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card. The Board of Directors recommends a vote FOR Proposals (1) - (3). Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) - (3). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU PROPERLY REVOKE IT. (Continued and to be signed on the other side) ADMISSION TICKET 2009 Annual General Meeting of Shareholders of Bunge Limited May 8, 2009 10:00 A.M., Eastern Time Sofitel Hotel 45 West 44th Street New York, NY 45596 Bunge Limited_r2_3.20.09 3/20/09 11:46 AM Page 2